EXHIBIT 2.1








                           PURCHASE AND SALE AGREEMENT

                                      AMONG

                           ATLANTIC RICHFIELD COMPANY,

                            ARCO UINTA COAL COMPANY,

                                ARCH COAL, INC.,

                                       AND

                      ARCH WESTERN ACQUISITION CORPORATION


     * Portions of this document have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 24b-2 under the U.S. Securities Exchange Act of 1934, as amended. Such portions have been filed separately with the Commission and are identified in this document by the following legend: "[Confidential Treatment Requested]*."




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                                TABLE OF CONTENTS

ARTICLE 1 Definitions.........................................................1
  1.1  Definitions ...........................................................1
  1.2  Cross References, Interpretation ......................................9
ARTICLE 2 Purchase and Sale of LLC Interests..................................9
  2.1  Sale of LLC Interests .................................................9
  2.2  Payment of Purchase Price .............................................9
  2.3  Adjustment to Unadjusted Purchase Price ...............................9
  2.4  Transfer Taxes .......................................................11
ARTICLE 3 Closing............................................................11
  3.1  Other Transactions ...................................................11
  3.2  Closing Date .........................................................12
  3.3  ARCO and Seller's Deliveries .........................................12
  3.4  Arch's and Buyer's Deliveries ........................................13
  3.5  Simultaneous Transactions ............................................14
ARTICLE 4 Representations and Warranties of ARCO and Seller..................14
  4.1  Organization and Good Standing of ARCO and Seller ....................14
  4.2  Authority ............................................................14
  4.3  No Violations ........................................................14
  4.4  Approvals, Consents and Other Actions ................................14
  4.5  Formation and Good Standing of the Companies .........................14
  4.6  Title to the LLC Interests ...........................................15
  4.7  Capitalization .......................................................15
  4.8  Real Property ........................................................15
  4.9  Buildings, Structures and Tangible Personal Property; Other
       Securities ...........................................................16
  4.10 Material Contracts ...................................................16
  4.11 Insurance Policies ...................................................16
  4.12 Taxes ................................................................16
  4.13 Licenses, Permits, Authorizations ....................................17
  4.14 Litigation ...........................................................17
  4.15 Compliance with Laws .................................................17
  4.16 Labor Matters ........................................................17
  4.17 Employee Benefit Plans ...............................................17
  4.18 Bank Accounts ........................................................19
  4.19 Broker Liability .....................................................19
  4.20 Financial Statements .................................................19
  4.21 Black Lung Disclosure ................................................19
  4.22 Conduct of Business ..................................................20
  4.23 Assets ...............................................................20
  4.24 CERCLA................................................................20
  4.25 Disclaimer of Certain Representations and Warranties .................20
  4.26 No Other Commitment to Sell LLC Interests ............................20
  4.27 Absence of Undisclosed Liabilities ...................................20


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ARTICLE 5 Representations and Warranties of Arch and Buyer...................21
  5.1  Organization and Good Standing .......................................21
  5.2  Authority ............................................................21
  5.3  No Violations ........................................................21
  5.4  Approvals and Consents ...............................................21
  5.5  Financial Capability .................................................21
  5.6  Accredited Investor ..................................................21
  5.7  Investment Intent ....................................................21
  5.8  Arch's and Buyer's Inquiry ...........................................22
  5.9  Broker Liability .....................................................22
  5.10 Qualification, Compliance with Acreage Limitations ...................22
  5.11 No Independent Contact with ITOCHU ...................................22
ARTICLE 6 Covenants and Agreements of the Parties............................22
  6.1  Access to Information ................................................22
  6.2  Conduct of the Business Pending the Closing ..........................24
  6.3  Notification .........................................................24
  6.4  Antitrust Notification ...............................................24
  6.5  Fees and Expenses ....................................................25
  6.6  Publicity ............................................................25
  6.7  Post-Closing Assistance ..............................................25
  6.8  Guarantees ...........................................................25
  6.9  Name Changes .........................................................25
  6.10 Surety Bonds .........................................................26
  6.11 Black Lung Liability .................................................26
  6.12 Litigation Support ...................................................26
  6.13 Insurance ............................................................27
  6.14 Arch's and Buyer's Environmental Responsibilities ....................27
  6.15 ARCO's and Seller's Environmental Responsibilities  ..................27
  6.16 Other Liabilities ....................................................27
  6.17 ITOCHU Buy/Sell Agreement ............................................28
  6.18 Commercially Reasonable Efforts ......................................28
  6.19 [Confidential Treatment Requested]*...................................28
  6.20 Substitute Member in CFC Agreement ...................................30
  6.21 West Elk Mine Surface Facilities .....................................30
  6.22 Disclosure Schedules .................................................31
ARTICLE 7 Employees and Employee Benefits....................................31
  7.1  Retention of Employees and Continuation of Benefits ..................31
  7.2  Retention of Retirement Plans for Companies ..........................31
  7.3  ARCO's Pension Plan ..................................................32
  7.4  Thrift Plan ..........................................................32
  7.5  Other Employee Benefits ..............................................32
  7.6  Flexible Spending Accounts ...........................................33
  7.7  Cooperation ..........................................................33
  7.8  Black Lung Matters ...................................................33
  7.9  Employee Termination by Buyer ........................................33


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ARTICLE 8 Taxes..............................................................34
  8.1  Certain Tax Matters ..................................................34
ARTICLE 9 Indemnification....................................................35
  9.1  Arch's and Buyer's Indemnification ...................................35
  9.2  ARCO's and Seller's Indemnification ..................................36
  9.3  Monetary Limitation ..................................................36
  9.4  Nature and Survival; Time Limits .....................................37
  9.5  Limitation on Remedies; Mitigation ...................................37
  9.6  General Provisions ...................................................37
  9.7  Tax Treatment ........................................................38
ARTICLE 10 Conditions to Closing.............................................39
  10.1  Conditions Precedent to Obligations of Arch and Buyer ...............39
  10.2  Conditions Precedent to Obligations of ARCO and Seller ..............40
ARTICLE 11 Termination of Agreement..........................................41
  11.1  Termination Before Closing ..........................................41
  11.2  Effect of Termination ...............................................41
ARTICLE 12 Miscellaneous.....................................................41
  12.1  Entire Agreement ....................................................41
  12.2  Construction ........................................................42
  12.3  Governing Law .......................................................42
  12.4  Notices .............................................................42
  12.5  Waiver ..............................................................42
  12.6  Binding Effect; Assignment ..........................................43
  12.7  Amendment ...........................................................43
  12.8  Counterparts ........................................................43
  12.9  No Third Party Beneficiaries ........................................43
  12.10 Jurisdiction; Service of Process ....................................43
  12.11 Disclaimer for Communications .......................................44


                                   ATTACHMENTS

Disclosure Schedule
Exhibit A (referenced in Section 1.1, "Preliminary Interim Date Balance
          Sheet" definition)
Exhibit B (referenced in Section 1.1, "Seller's Knowledge" definition) Exhibit C (referenced in Section 7.9(b))
Exhibit D (referenced in Section 12.10(b))





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


      THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into as of March 22, 1998 (the "Effective Date"), among Atlantic Richfield Company, a Delaware corporation ("ARCO"), ARCO Uinta Coal Company, a Delaware corporation ("Seller"), Arch Western Acquisition Corporation, a Delaware corporation ("Buyer"), and Arch Coal, Inc., a Delaware corporation ("Arch").

                                    Recitals

      A. On the Closing Date, Seller will be the owner of (i) all of the membership interests in Mountain Coal Company L.L.C., a Delaware limited liability company ("MCC"), (ii) all of the membership interests in a Delaware limited liability company to be formed by Seller ("AU Sub"), and (iii) 65% of the membership interests in Canyon Fuel Company, LLC, a Delaware limited liability company ("CFC," and together with MCC and AU Sub, collectively the "Companies," and each individually, a "Company"). Seller's 65% membership interest in CFC is referred to herein as the "CFC Interests," and the CFC Interests, together with Seller's membership interest in MCC and AU Sub, are referred to herein as the "LLC Interests."

      B. Subject to the terms and conditions hereof, Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, all of the LLC Interests on the terms and subject to the conditions set forth herein.

      C. Simultaneously with the execution and delivery of this Agreement, ARCO, Delta Housing Inc., a Delaware corporation ("Delta"), Arch, Buyer and Arch Western Resources LLC, a Delaware limited liability company, are entering into a Contribution Agreement (the "Contribution Agreement").

      D. The satisfaction of the conditions precedent to closing set forth in the Contribution Agreement are conditions precedent to the Closing of the transactions and obligations set forth in this Agreement.


                                    Agreement

      In consideration of, and subject to, the mutual promises, agreements, terms and conditions made herein, and intending to be legally bound, the parties agree as follows:


                                    ARTICLE 1
                                   Definitions

      1.1 Definitions. As used herein, the following terms shall have the meanings set forth below:

      "ACC" shall mean the United States assets of ARCO Coal Company, a division of ARCO.

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      "Adjustment" shall have the meaning set forth in Section 2.3(b).

       [Confidential Treatment Requested]*

       [Confidential Treatment Requested]*

      "Affiliate" of any specified Person shall mean any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such specified Person, and the term "affiliated with" shall have a correlative meaning. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. As used with respect to ARCO, "Affiliate" shall not include ARCO Chemical Company, a Delaware corporation, or Vastar Resources, Inc., a Delaware corporation. As used with respect to Arch (except for the purposes of Section 9.2), "Affiliate" shall not include Ashland Inc., a Kentucky corporation, or any of its subsidiaries other than Arch.

      "Agent" shall have the meaning set forth in Section 12.10(b).

      "Agreement" shall have the meaning set forth in the introduction to this Agreement.

      "Antitrust Division" shall have the meaning set forth in Section 6.4.

      "Applicable Rate" shall mean six percent per annum.

      "Arch" shall have the meaning set forth in the introduction to this Agreement.

      "ARCO" shall have the meaning set forth in the introduction to this Agreement.

      "ARCO  Accumulation and Savings Plans" shall have the meaning set forth in
Section 7.4.

      "ARCO Retirement Plan" shall have the meaning set forth in Section 7.3.

      "Audited Financial Statements" shall have the meaning set forth in Section 2.3(a).

      "AU Sub" shall have the meaning set forth in the Recitals to this Agreement.

      "Bankruptcy" shall mean (i) the commencement of any voluntary or involuntary bankruptcy case by or against a Person as debtor under Title 11 of the United States Code or any successor or equivalent statute, (ii) the insolvency or inability of a Person

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to satisfy its obligations as they become due or (iii) the general assignment by any Person for the benefit of creditors under state Law.

      "Black Lung Discount Rate" shall mean seven percent per annum.

      "Buyer" shall have the meaning set forth in the introduction to this Agreement.

      "Buyer Indemnitees" shall have the meaning set forth in Section 9.2.

      "Buyer's Retirement Plan" shall have the meaning set forth in Section 7.3.

      "Buyer's Savings Plan" shall have the meaning set forth in Section 7.4.

      "CERCLA" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act (as amended by the Superfund Amendments and Reauthorization Act of 1986).

      "CFC" shall have the meaning set forth in the Recitals to this Agreement.

      "CFC Agreement" shall mean the Second Amended and Restated Limited Liability Company Agreement of Canyon Fuel Company, LLC, dated as of January 1, 1997, as in effect on the Closing Date.

      "CFC Interests" shall have the meaning set forth in the Recitals to this Agreement.

      "Closing" shall have the meaning set forth in Section 3.2.

      "Closing Date" shall have the meaning set forth in Section 3.2.

      "Closing Date Balance Sheet" shall mean the unaudited, pro forma, combined, consolidated balance sheet of the Companies as of the close of business on the Closing Date, which shall be derived from the combined, consolidated unaudited balance sheet of ACC as of the same date, prepared as though the Proposed Transactions had not been consummated. The Closing Date Balance Sheet shall be prepared on a basis consistent with the Interim Date Balance Sheet.

      "Closing Date Members' Equity" shall have the meaning set forth in Section 2.3(b).

      [Confidential Treatment Requested]*

      [Confidential Treatment Requested]*

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      [Confidential Treatment Requested]*

      [Confidential Treatment Requested]*

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      [Confidential Treatment Requested]*

      "Combined Buyer's Losses" shall have the meaning set forth in Section 9.3(a).

      "Company" or "Companies" shall have the meaning set forth in the Recitals to this Agreement.

      "Contribution Agreement" shall have the meaning set forth in the Recitals to this Agreement.

      "Delta" shall have the meaning set forth in the Recitals to this Agreement.

      "Disagreement Notice" shall have the meaning set forth in Section 2.3(c).

      "Disclosure Schedule" shall mean the Disclosure Schedule attached to this Agreement and incorporated herein for all purposes, which is the same Disclosure Schedule as is attached to and incorporated in the Contribution Agreement.

      "Effective Date" shall have the meaning set forth in the introduction to this Agreement.

      "Employees" shall have the meaning set forth in Section 4.17(a).

      "Environmental Laws" shall mean Laws aimed at abatement of pollution; protection of the environment; ensuring public safety from environmental hazards; management, storage or control of Hazardous Materials; releases or threatened releases of Hazardous Materials into the environment, including ambient air, surface water and groundwater; and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transportation of Hazardous Materials, including CERCLA, Clean Air Act, Clean Water Act, Solid Wastes Disposal Act (as amended by the Resource Conservation and Recovery Act), Toxic Substances Control Act, Emergency Planning and Community Right to Know Act, Surface Mining Control and Reclamation Act, Mine Safety and Health Act, Safe Drinking Water Act and any regulations issued under each of such statutes, and any state or local counterparts, and any other Laws to the extent relating to reclamation of lands affected by mining.

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

      "Environmental Liabilities" shall mean any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements or expenses (including attorneys' fees and costs, experts' fees and costs and consultants' fees and costs) of any kind or nature (including those absolute, accrued or contingent, unknown or otherwise and including further, liability for study, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs or business losses) arising out of, based on, resulting from or alleging (i) the presence, release, threatened release, discharge or emission into the environment of any Hazardous Materials existing or arising on, beneath or above any property, including claims with respect to other properties based upon claims relating to migration or emanation (or threatened migration or emanation) of Hazardous Materials from the property to such other properties, whether or not immediately adjacent to the property, (ii) the violation of any Environmental Laws involving any property, including claims with respect to other properties based upon claims relating to migration or emanation (or threatened migration or emanation) of Hazardous Materials from the property to such other properties, whether or not immediately adjacent to the property, and
(iii) natural resources damages, penalties or fines, or property damages or personal injuries claimed by private (non-governmental) parties.

      "ERISA" shall have the meaning set forth in Section 4.17(a).

      "Final   Judgment"   shall  mean  a  judgment  by  a  court  of  competent
jurisdiction or a binding award in arbitration from which no further appeal or review may be taken, a settlement or a confession of judgment.

      "FTC" shall have the meaning set forth in Section 6.4.

      "GAAP" shall mean generally accepted accounting principles in effect in the United States, from time to time.

      "Hazardous Materials" shall mean any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radio active or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, PCBs and asbestos or asbestos-containing materials.

      "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Indemnified Party" shall have the meaning set forth in Section 9.6(a).

      [Confidential Treatment Requested]*

      "Indemnifying Party" shall have the meaning set forth in Section 9.6(a).

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      "Independent  Accountants"  shall  have the  meaning  set forth in Section
2.3(d).

      "Intended Use" shall have the meaning set forth in Section 6.21(a).

      "Interim Date" shall mean December 31, 1997.

      "Interim Date Balance Sheet" shall mean the unaudited, pro forma, combined, consolidated, balance sheet for the Companies, which shall be derived from and consistent with the combined, consolidated audited balance sheet of ACC as of the close of business on the Interim Date. The Interim Date Balance Sheet shall be prepared on a basis consistent with the Preliminary Interim Date Balance Sheet and, except for changes with respect to corporate adjustments and income tax calculations and the effect thereof on total member's equity in the Companies, will be substantially identical to the Preliminary Interim Date Balance Sheet.

      "Interim Date Members' Equity" shall have the meaning set forth in Section 2.3(b).

      "ITOCHU" shall mean ITOCHU Coal International Inc.

      "Laws" shall mean all existing Federal, state and local laws (statutory or common), rules, ordinances, regulations, grants, leases, orders, directives, judgments, decrees and other governmental restrictions of any kind or nature, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

      "LLC Interests" shall have the meaning set forth in the Recitals to this Agreement.

      "Losses" shall have the meaning set forth in Section 9.3(a).

      "Material Adverse Effect" (i) as used in Sections 3.3(i), 6.22, 10.1(a) and 11.1(b), shall mean a breach or breaches of the representations and warranties of ARCO and/or Seller under this Agreement and ARCO and/or Delta under the Contribution Agreement that in the aggregate, if the Proposed Transactions were consummated, would give rise to indemnification obligations owed to Buyer Indemnitees by ARCO and/or Seller under this Agreement and ARCO and/or Delta under the Contribution Agreement (without regard to any applicable limits in Section 9.3 of this Agreement or Section 10.3 of the Contribution Agreement), together totaling more than One Hundred and Ten Million Dollars, and
(ii) as used in Section 10.1(g), shall mean (without duplication) the sum of (a) aggregate reductions in the actual value of the business of the Companies (excluding any reduction attributable to the portion of CFC's membership interests owned by ITOCHU) and TBCC, on a combined, consolidated basis and taken as a whole, resulting from any events or occurrences referred to in Section 10.1(g), and (b) a breach or breaches of the representations and warranties of ARCO and/or Seller under this Agreement and ARCO and/or Delta under the

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Contribution Agreement that in the aggregate,  if the Proposed Transactions were consummated, would give rise to indemnification obligations owed to Buyer Indemnitees by ARCO and/or Seller under this Agreement and ARCO and/or Delta under the Contribution Agreement (without regard to any applicable limits in Section 9.3 of this Agreement or Section 10.3 of the Contribution Agreement), together totaling more than One Hundred and Ten Million Dollars.

      "MCC" shall have the meaning set forth in the Recitals to this Agreement.

      "Other Liabilities"' shall have the meaning set forth in Section 6.16(b).

      "Other Properties" shall have the meaning set forth in Section 6.15.

      "Participants" shall have the meaning set forth in Section 7.5.

      "PBGC" shall have the meaning set forth in Section 4.17(e).

      "Performance Bonds" shall have the meaning set forth in Section 6.10.

      [Confidential Treatment Requested]*

      "Person" shall mean and include, any individual, partnership, joint venture, corporation, limited liability company, trust, joint-stock company, unincorporated entity or association, organization or other legal entity.

      "Plans" shall have the meaning set forth in Section 4.17(a).

      "Post-Closing Surety Bonds" and "Post-Closing Surety Bond" shall have the meaning set forth in Section 6.10.

      "Pre-Closing  Tax  Period"  shall  have the  meaning  set forth in Section
8.1(a).

      "Preliminary Interim Date Balance Sheet" shall mean the document attached as Exhibit A.

      "Present Value Benefit" shall mean the present value (based on a discount rate equal to the short-term applicable federal rate as determined under Section 1274(d) of the Code at the time of determination, and assuming that the Indemnified Party will be liable for income taxes at all relevant times at the maximum marginal rates) of any income tax benefit.

      "Properties" shall have the meaning set forth in Section 6.14.

      "Proposed Transactions" shall have the meaning set forth in Section 3.2.

      "Purchase Price" shall have the meaning set forth in Section 2.2.

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      "Report" shall have the meaning set forth in Section 2.3(d).

      "Retirement Plans" shall have the meaning set forth in Section 7.2.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Seller" shall have the meaning set forth in the introduction to this Agreement.

      "Seller Indemnitees" shall have the meaning set forth in Section 9.1.

      "Seller's Group" shall mean ARCO, Seller and any Affiliate of ARCO or Seller (other than the Companies).

      "Seller's Knowledge" shall mean the actual knowledge of the individuals identified on Exhibit B, without any duty of inquiry.

      [Confidential Treatment Requested]*

      [Confidential Treatment Requested]*

      "Statement" shall have the meaning set forth in Section 2.3(b).

      "Substitute Surety Bonds" and "Substitute Surety Bond" shall have the meaning set forth in Section 6.10.

      "Surety  Bonds" and  "Surety  Bond"  shall have the  meaning  set forth in
Section 6.10.

      "Surface Movement" shall have the meaning set forth in Section 6.21(a).

      "Tax" or "Taxes" shall mean any tax or taxes, similar charge, fee, impost, levy or other assessment (including income taxes, severance taxes, excise taxes, sales taxes, franchise taxes, real estate taxes, Transfer Taxes, transfer gain taxes, value-added taxes, use taxes, ad valorem taxes, withholding taxes, payroll taxes or minimum taxes), together with any related liabilities, penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government agency or taxing authority, or any subdivision thereof.

      "Tax Return" or "Tax Returns" shall mean all returns, reports, estimates and information statements relating to, or required to be filed in connection with any Taxes pursuant to the statutes, rules and regulations of the United States or any state, county, local or foreign government subdivision, agency or taxing authority.

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

      "TBCC" shall mean Thunder Basin Coal Company, L.L.C., a Delaware limited liability company.

      "Transfer Taxes" shall have the meaning set forth in Section 2.4.

      "Transferees" shall have the meaning set forth in Section 7.1(a).

      "Unadjusted  Purchase  Price"  shall have the meaning set forth in Section
2.2.

      "Unaudited  Financial  Statements"  shall  have the  meaning  set forth in
Section 4.20.

      "VEBA" shall have the meaning set forth in Section 4.17(a).

      "West Elk  Surface  Movement  Event"  shall have the  meaning set forth in
Section 6.21(b).

      1.2 Cross References, Interpretation. References to "Articles" refer to Articles of this Agreement. References to "Sections" refer to Sections and subsections of this Agreement. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the word "including" is used in this Agreement it shall be read to mean "including without limitation." The headings in this Agreement are inserted for convenience only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                   ARTICLE 2
                       PURCHASE AND SALE OF LLC INTERESTS

      2.1 Sale of LLC Interests. At the Closing, Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase from Seller, the LLC Interests, subject to the terms and conditions set forth herein.

      2.2 Payment of Purchase Price. At the Closing, Buyer shall pay to Seller, in immediately available funds, by wire transfer to the account or accounts designated by Seller not later than two days prior to the Closing Date, an aggregate of Three Hundred Ninety Million U.S. Dollars (U.S.$390,000,000) (the "Unadjusted Purchase Price"), which shall be subject to the adjustment set forth in Section 2.3 (as adjusted, the "Purchase Price").

      2.3  Adjustment to Unadjusted Purchase Price.

           (a) Seller shall deliver to Buyer as soon as available, but in no event later than 30 days after the Effective Date, the consolidated balance sheet of ACC at December 31, 1997, and 1996, and its consolidated statements of income, of equity investment and of cash flows for each of the three years in the period ended December 31, 1997, together with the related notes thereto and the respective audit opinion thereon of the independent auditors of ACC (the "Audited Financial Statements"). Within 30 days after the Effective Date, Seller shall prepare and deliver to Buyer a copy of the Interim Date Balance Sheet. Within 90 days after the Closing Date, Seller shall prepare and deliver to Buyer the Closing Date Balance Sheet.

           (b) The Unadjusted Purchase Price shall be adjusted (the "Adjustment") (i) upwards on a dollar-for-dollar basis for up to $10 million of capital expenditures made by any of the Companies during the period from October 1, 1997, to December 31, 1997; and (ii) upwards or downwards on a dollar-for-dollar basis for the amount by which total members' equity as reflected on the Closing Date Balance Sheet (the "Closing Date Members' Equity") exceeds or is less than total members' equity as reflected on the Interim Date Balance Sheet (the "Interim Date Members' Equity"). For purposes of the preceding sentence, the change in total members' equity will include the net change in intercompany accounts. During the period from the Interim Date through the Closing Date, intercompany accounts will, in part, (i) increase by contributions of cash for operating costs and capital by Seller's Group and (ii) decrease by cash distributions to Seller's Group. In determining the Adjustment, any change in deferred tax asset or deferred tax liability from that reflected on the Interim Date Balance Sheet and the corresponding effect on Closing Date Members' Equity, except for provisions made in the ordinary course related to income earned since the Interim Date, shall be ignored. If the Closing Date Members' Equity exceeds the Interim Date Members' Equity, the Buyer shall pay Seller an amount equal to such excess as set forth below. If the Interim Date Members' Equity exceeds the Closing Date Members' Equity, the Seller shall pay Buyer an amount equal to such excess as set forth below. Seller shall prepare and deliver to Buyer, simultaneously with the delivery of the Closing Date Balance Sheet, a statement (the "Statement") setting forth in reasonable detail Seller's calculation of Closing Date Members' Equity.

           (c) If Buyer disagrees with the Closing Date Balance Sheet or the Statement, it shall, within 30 days after the receipt of the Closing Date Balance Sheet and the Statement, deliver a notice to Seller (the "Disagreement Notice"), setting forth its calculation of the Adjustment and specifying, in reasonable detail, those items or amounts in the Closing Date Balance Sheet and/or the Statement as to which Buyer disagrees and the reasons for such disagreement. Buyer shall be deemed to have agreed with all items and amounts contained in the Closing Date Balance Sheet and the Statement other than those specified in a timely Disagreement Notice. If Buyer does not deliver a Disagreement Notice to Seller within such 30-day period, Buyer shall be deemed to have accepted the Closing Date Balance Sheet and the Statement, whereupon the Closing Date Balance Sheet and the Statement shall become final and binding.

           (d) If a Disagreement Notice is timely delivered to Seller pursuant to this Section 2.3, the parties shall use their good faith efforts to reach agreement on the disputed items or amounts in order to determine the Adjustment, which in no event shall be more favorable to Seller than reflected in the Statement nor more favorable to Buyer than shown in the calculations delivered by Buyer pursuant to the Disagreement Notice. If the parties do not resolve all disputed items or amounts within ten business days after delivery of the Disagreement Notice, this Agreement and the disputed items and amounts will be submitted to an independent nationally recognized accounting firm without any current material financial relationship to either Buyer or Seller, or their respective Affiliates (the "Independent Accountants"), as mutually selected by

Seller and Buyer, or if Seller and Buyer cannot agree, as recommended by the independent accountants regularly employed to audit Seller's and Buyer's financial statements, for determination of the appropriate Adjustment pursuant to this Section 2.3. The written report of the Independent Accountants (the "Report") shall be delivered to Seller and Buyer promptly, but in no event later than 30 days after such disputed items are submitted to the Independent Accountants, and shall be final, conclusive and binding upon the parties. The procedures for resolution of disputes concerning the Closing Date Balance Sheet and the Statement set forth in Sections 2.3(c) and 2.3(d) shall be final and exclusive of any other litigation, proceeding, contest, appeal or arbitration in relation thereto, so that no party shall be entitled to subject any claim, controversy or dispute with respect to the foregoing to arbitration or to any court or tribunal. The fees and expenses of the Independent Accountants shall be borne equally by Seller and Buyer.

           (e) Within five business days after the final determination of the Adjustment, Buyer shall pay Seller or Seller shall pay Buyer, as the case may be, a sum of money equal to the Adjustment, plus interest at the Applicable Rate from the Closing Date to the date the payment is made. Any amount payable pursuant to this Section 2.3(e) will be made in immediately available funds to an account or accounts designated by the party receiving such payment.

           (f) From the Closing Date until the final determination of the Adjustment, Seller, including its officers, employees, agents and representatives, and the Independent Accountants, shall have access to the Companies and their books, records and employees who are responsible for financial matters in order to assist in preparing the Closing Date Balance Sheet and the Statement and in determining the Adjustment. Buyer shall provide and shall cause the Companies to provide any assistance reasonably requested by Seller in connection with the foregoing.

      2.4 Transfer Taxes. Buyer shall be solely liable for and shall pay all applicable sales, transfer, use, stamp, conveyance, value-added, real property transfer, recording, stock transfer and other similar taxes, if any, together with all recording or filing fees, notarial fees and other similar costs of Closing, that may be imposed upon, or payable, collectible or incurred in connection with the transfer of the LLC Interests to Buyer ("Transfer Taxes"). Buyer shall indemnify and hold harmless any member of Seller's Group with respect to all Transfer Taxes.

                                   ARTICLE 3
                                    CLOSING

      3.1  Other Transactions.

           (a) Prior to or concurrently with the Closing, each of Seller and Buyer shall take, or cause to be taken, the actions required of such party by this Section 3.1 and in accordance with the transactions contemplated in the Contribution Agreement.

           (b) Prior to the Closing, ARCO shall transfer, or shall cause to be transferred, to AU Sub the properties, rights or interests indicated as being owned by AU Sub on the Disclosure Schedule.

      3.2 Closing Date. The closing ("Closing") of the transactions contemplated herein (the "Proposed Transactions"), including the purchase and sale of the LLC Interests, shall take place in New York, New York, at a mutually agreeable site at 10:00 A.M., local time, on the later of (a) 45 days after the date hereof or (b) the third business day after the satisfaction of all conditions to Closing set forth in Sections 10.1 and 10.2, or at such other place or time as the parties may mutually agree. The date upon which the Closing occurs is referred to in this Agreement as the "Closing Date."

      3.3 ARCO's and Seller's Deliveries. ARCO and Seller shall deliver, or cause to be delivered, to Buyer at the Closing the following:

           (a)  duly   executed   assignment  documents  transferring   the  LLC
Interests from Seller to Buyer;

           (b) all minute books, membership records and other books and records of the Companies;

           (c) a copy, certified as of the Closing Date, by ARCO's or Seller's Secretary or Assistant Secretary, as the case may be, of the resolutions duly adopted by the Board of Directors of ARCO and Seller, authorizing the transactions contemplated by this Agreement;

           (d) short form certificates of existence and/or good standing for ARCO, Seller and each Company in their respective jurisdictions of incorporation or formation, as certified as of a recent date by the Secretary of State or other appropriate authority of such jurisdictions;

           (e)  the opinion of counsel to ARCO required by Section 10.1(d);

           (f) copies of the certificate of formation for each Company, as certified as of a recent date by the Secretary of State or other appropriate authority of their respective jurisdiction of formation;

           (g) copies of the limited liability company agreements of each Company as in effect on the Closing Date, certified by a duly authorized representative of each Company;

           (h) certificates of the Secretary or Assistant Secretary of ARCO and Seller, as the case may be, certifying as of the Closing Date as to the incumbency and signatures of the officer(s) of ARCO and/or Seller authorized to sign this Agreement and the other documents to be delivered hereunder, together with evidence of the incumbency of each such Secretary or Assistant Secretary;

           (i) certificates dated the Closing Date of officers of ARCO and Seller, as the case may be, stating that the representations and warranties of ARCO and Seller, as the case may be, set forth herein remain true and correct in all respects on and as of the Closing Date as if made on and as of such date (except for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such date), except for any breach or breaches of such representations and warranties that would not individually or in the aggregate have a

Material Adverse Effect, and that all covenants and conditions to be complied with and performed by ARCO and/or Seller on or prior to the Closing Date, including notifications under Section 6.3, have been substantially complied with or performed; and

           (j) the resignations of the officers and directors of MCC and AU Sub, and any officers and directors of CFC that are employees of ARCO, as required pursuant to Section 10.1(f).

      3.4 Arch's and Buyer's Deliveries. Arch and Buyer shall deliver, or cause to be delivered, to Seller at the Closing the following:

           (a) the Unadjusted Purchase Price in the manner and amount specified in Section 2.2;

           (b) a copy, certified as of the Closing Date by Arch's or Buyer's Secretary or Assistant Secretary, as the case may be, of the resolutions duly adopted by the Board of Directors of Arch and Buyer, authorizing the transactions contemplated by this Agreement;

           (c) short form certificates of good standing for Arch and Buyer in their respective jurisdiction of incorporation, as certified as of a recent date by the Secretary of State or other appropriate authority of such jurisdiction;

           (d)  the opinion of counsel to Buyer required by Section 10.2(d);

           (e) copies of the certificates of incorporation of Arch and Buyer, as certified as of a recent date by the Secretary of State or other appropriate authority of their respective jurisdiction of incorporation;

           (f) copies of the bylaws of Arch and Buyer as in effect on the Closing Date, certified as of the Closing Date by the Secretary or Assistant Secretary of Arch or Buyer, as the case may be;

           (g) certificates of the Secretary or Assistant Secretary of Arch and Buyer, as the case may be, certifying as of the Closing Date as to the incumbency and signatures of the officer(s) or representatives of Arch and Buyer authorized to sign this Agreement and the other documents to be delivered hereunder, together with evidence of the incumbency of each such Secretary or Assistant Secretary; and

           (h) certificates dated the Closing Date of an officer of Buyer and an officer of Arch, as the case may be, stating that the representations and warranties of Arch and Buyer, as the case may be, set forth herein remain true and correct in all material respects on and as of the Closing Date as if made on and as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date) and that all covenants and conditions to be complied with and performed by Arch and/or Buyer on or prior to the Closing Date have been substantially complied with or performed.

      3.5 Simultaneous Transactions. All of the transactions and deliveries identified in this Article 3 shall be deemed to occur simultaneously on the Closing Date, and no one transaction shall be deemed completed until all are completed.

                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF ARCO AND SELLER

      ARCO and Seller represent and warrant, jointly and severally, to Arch and Buyer, as of the Effective Date (or such other date as is specified therein), as follows:

      4.1 Organization and Good Standing of ARCO and Seller. ARCO and Seller are corporations duly incorporated, validly existing and in good standing under the laws of their respective states of incorporation.

      4.2 Authority. ARCO and Seller have full corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder. This Agreement constitutes a valid and binding obligation of each of ARCO and Seller, enforceable against ARCO and Seller in accordance with its terms, subject to applicable laws of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      4.3  No Violations.  Except as set forth in Section 4.3 of the  Disclosure
Schedule, the execution and delivery of this Agreement by ARCO and Seller do not, and the consummation of the transactions contemplated hereby will not, (i) violate any provisions of the certificate of incorporation or bylaws of ARCO or Seller or of the limited liability company agreement of any Company; (ii) result in the breach of, or constitute a default under, any material agreement or other material instrument to which ARCO, Seller or any Company is a party or to which any of their respective properties or assets are bound; (iii) violate any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to ARCO, Seller or any Company or their respective properties or assets; or (iv) constitute an event that, with notice, lapse of time or both, would result in any such violation, breach or default.

      4.4 Approvals, Consents and Other Actions. Except (i) with respect to the filings required under the HSR Act, (ii) as contemplated by this Agreement or
(iii) as set forth in Section 4.4 of the Disclosure Schedule, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality, or any third party is required to be made or obtained by or with respect to ARCO or Seller in connection with the execution, delivery and performance of this Agreement by ARCO or Seller.

      4.5 Formation and Good Standing of the Companies. Each of MCC and CFC is, and as of the Closing Date, AU Sub shall be, a limited liability company, duly organized, validly existing and in good standing under the laws of their respective states of formation.

      4.6 Title to the LLC Interests. Seller holds or will hold of record and owns or will own beneficially, and will transfer or cause to be transferred to Buyer on the Closing Date, the LLC Interests, and, upon delivery to Buyer at the Closing of assignment documents in accordance with Section 3.3(a), registration of the transfer of the LLC Interests on the books of each respective Company and payment of the Unadjusted Purchase Price therefor, Seller will transfer to Buyer the LLC Interests, free and clear of any security interests, pledges, liens and encumbrances, except as set forth in the limited liability company agreements of each Company.

      4.7 Capitalization. Section 4.7 of the Disclosure Schedule sets forth a list of the Companies, their respective jurisdictions of formation and their respective ownership of outstanding membership interests as of the Closing Date. ARCO, Seller and/or their Affiliates own all of the outstanding membership interests of MCC and 65% of the outstanding membership interests of CFC. As of the Closing Date, Seller will own all of the outstanding membership interests of AU Sub. Except as set forth in the limited liability company agreements of each Company and except as set forth in Section 4.7 of the Disclosure Schedule, as of the Closing Date, no Company will have any outstanding securities, subscriptions, options or other agreements or commitments obligating it to issue additional membership interests or any other securities.

      4.8 Real Property. Section 4.8 of the Disclosure Schedule sets forth, as of the Closing Date, a list of all material real property, leaseholds, water rights and other material interests in real property or water held by the Companies. Except as set forth in Section 4.8 of the Disclosure Schedule, each Company will hold, as of the Closing Date, an interest in the real property described in Section 4.8 of the Disclosure Schedule sufficient to permit each Company to operate its businesses in the ordinary course and consistent with past practices, according to the terms of the instrument, conveyance or document creating such interest, free and clear of all liens, encumbrances, equities, claims, covenants, conditions, reservations, restrictions, easements, rights of way and other agreements, except for (a) liens for Taxes not yet due and payable, or that may hereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings or that are listed or described in the Disclosure Schedule, (b) liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen and materialmen and construction or similar liens arising by operation of law or in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, (c) liens to be released at or prior to the Closing, (d) rights reserved to or vested in any Federal, state or local governmental body, authority or agency to control or regulate any such real property interests in any manner, (e) easements, reservations, rights-of-way, restrictions, covenants, conditions and other similar encumbrances, whether of record or apparent on the premises (including road, highway, pipeline, railroad and utility easements, and defects in the chain of title), that do not materially and adversely affect the present use of such real property, and (f) other defects and irregularities in title or encumbrances that are not substantial or material in character, amount or extent. Except as set forth in
Section 4.8 of the Disclosure Schedule, each of the material leases, subleases, easements, licenses and agreements described in Section 4.8 of the Disclosure
Schedule is in full force and effect according to the terms of each respective instrument, and to Seller's Knowledge, each holder of such leases, subleases, easements, licenses and agreements has complied with all material requirements in connection therewith, and there is not under any such lease, sublease, easement, license or agreement, any existing material breach or default (or event that, with notice, lapse of time or both, would constitute a material breach or default) by a Company.

      4.9 Buildings, Structures and Tangible Personal Property; Other Securities. Section 4.9 of the Disclosure Schedule lists (i) all material buildings, structures and improvements and all material items of machinery, equipment and other tangible personal property owned or leased by ARCO, Seller or any of their Affiliates as of February 28, 1998, that will be owned or leased by any Company on the Closing Date, and (ii) all securities of any other Person held by any of the Companies on the Closing Date. Since February 28, 1998, no such assets have been acquired or disposed of except in the ordinary course of business.

      4.10 Material Contracts. Section 4.10 of the Disclosure Schedule lists all material contracts and agreements and all documents evidencing rights of or commitments by any Company to which any Company is a party or its property or assets are bound as of the Closing Date. Except as set forth in Section 4.10 of the Disclosure Schedule, each such contract, agreement and document is in full force and effect according to the terms of each respective instrument, and each Company which is a party to such contracts, agreements and documents has complied with all requirements in connection therewith, and there is not under any such contract, agreement or document, any existing breach or default (or event that, with notice, lapse of time or both, would constitute a breach or default) by a Company.

      4.11 Insurance Policies. Section 4.11 of the Disclosure Schedule lists all policies of insurance issued by third-party insurers for the 1998 policy period, including amounts of coverage thereof, that are maintained by ARCO or Seller for the benefit of the Companies or by a Company for which such Company is named as an insured party, in each case as of the Closing Date. Except as set forth in
Section 4.11 of the Disclosure Schedule, such policies are in full force and effect and all premiums due have been paid.

      4.12 Taxes.

           (a) Except as set forth in Section 4.12(a) of the Disclosure Schedule, with respect to Tax Returns that relate to taxable periods that end before January 1, 1997, each Company has filed or caused to be filed with the appropriate local, state, Federal and foreign governmental entities all Tax Returns required to be filed by such Companies on or prior to the Closing Date (taking into account all extensions of due dates), and has paid or caused to be paid or adequately provided for all Taxes shown thereon as owing.

           (b) Except as set forth in Section 4.12(b) of the Disclosure Schedule, with respect to Tax Returns that relate to taxable periods that end on or after January 1, 1997, each Company has filed or caused to be filed with the appropriate local, state, Federal and foreign governmental entities all Tax Returns required to be filed by such Companies on or prior to the Closing Date (taking into account all extensions of due dates), and has paid or caused to be paid or adequately provided for all Taxes shown thereon as owing. For all taxable periods that begin prior to the Closing Date for which a Tax Return is not due on or prior to the Closing Date (whether or not such taxable period ends on or after the Closing Date), the Closing Date Balance

Sheet shall provide an adequate reserve for Taxes to fully pay such Taxes up to and including the Closing Date (as if the Taxable Period ended on the Closing
Date).

      4.13 Licenses, Permits, Authorizations. Section 4.13 of the Disclosure Schedule lists all material licenses, permits (including mining permits and the amount of any bond or other surety for each mining permit), certificates, bonds, consents, rights and other such authorizations issued or granted, as of the Closing Date, to each of the Companies by local, state or Federal governmental authorities or agencies. Except as set forth in Section 4.13 of the Disclosure Schedule, each of the licenses, permits, certificates, bonds, consents, rights and other authorizations listed in Section 4.13 of the Disclosure Schedule is in full force and effect according to the material terms of each instrument, each holder of such licenses, permits, certificates, bonds, consents, rights and other authorizations has complied with all material requirements in connection therewith, and there is not under any such licenses, permits, certificates, bonds, consents, rights and other authorizations any existing material breach or default (or event that, with notice, lapse of time or both, would constitute a material breach or default) by a Company.

      4.14 Litigation. Except as set forth in Section 4.14 of the Disclosure Schedule, (i) none of the Companies is a party to any lawsuit, claim or proceeding or to Seller's Knowledge, any investigation, and (ii) none of the Companies is in default under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality applicable to it or any of its properties or assets.

      4.15 Compliance with Laws. Except as set forth in Section 4.15 of the Disclosure Schedule, each of the Companies is in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality.

      4.16 Labor Matters. Except as set forth in Section 4.16 of the Disclosure Schedule, none of the Companies is a party to any collective bargaining agreement with any labor union or association, there are no formal negotiations, demands or proposals that are pending or have been recently conducted or made with or by any labor union or association, and there are no pending strikes, work stoppages or material labor disputes involving the Companies.

      4.17  Employee Benefit Plans.

            (a) Section 4.17 of the Disclosure Schedule sets forth a list of all "employee benefit plans" as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension or retirement, savings, profit sharing, deferred compensation, stock option (including restricted or performance units), severance, vacation, medical, vision, dental, long term disability, life insurance, group accident, occupational death, business travel, long term care, educational assistance, floating holiday, personal business, gainshare, bonus, financial counseling, welfare or sick leave or other employee benefit plan, procedure, policy or practice of any nature, as well as any employment, consulting, engagement or retention agreement or agreements, and any trust or funding mechanism for each plan or arrangement described above (collectively, the "Plans") covering employees of a Company and any employees of ARCO and/or Seller whose employment is related primarily to one or more of the businesses of the Companies (collectively, the "Employees"). With respect to each Plan maintained by the Companies, ARCO and/or Seller have delivered to Buyer true, correct and complete copies of all documents and summary plan descriptions creating or evidencing any such Plan, and, to the extent applicable, the most recent (i) determination letter and any outstanding request for determination letter for such Plan; (ii) Form 5500 and attached Schedule B (including any related actuarial valuation report) for such Plan; and
(iii) ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any Voluntary Employees' Beneficiary Association ("VEBA") as defined in Code Section 501(c)(9).

            (b) Except as set forth in Section 4.17 of the Disclosure Schedule, each Plan complies with and has been administered, operated and maintained in compliance with all applicable material provisions of ERISA, the Code and other applicable laws. Except as set forth in Section 4.17 of the Disclosure Schedule, none of the Companies has engaged in a prohibited transaction that would subject it to a material tax imposed under Section 4975 of the Code.

            (c) Neither Seller nor any Company is or has within the preceding five years been a party to or contributed to any "multi-employer plan," as defined in Section 4001(a)(3) of ERISA. Except as set forth in Section 4.17 of the Disclosure Schedule, neither Seller nor any Company has been a party to or contributed to any such multi-employer plan since September 26, 1980.

            (d) Each Plan that is intended to qualify under Code Sections 401(a) and 501(a) is so qualified and has been determined by the Internal Revenue Service to so qualify or has an outstanding determination letter request, and nothing has occurred to cause the loss of the Plan's qualified status since the issuance of the most recent favorable determination letter by the IRS with respect to such Plan.

            (e) No accumulated funding deficiency, except for annual minimum contributions which are not yet due, within the meaning of ERISA Section 302 or Code Section 412 has been incurred with respect to any Plan of the Companies. The Companies do not have any liability for (i) any lien imposed under ERISA
Section 302(f) or Code Section 412(n), (ii) any interest payments required under ERISA Section 302(e) or Code Section 412(m) or (iii) any excise tax imposed by Code Section 4971. The Pension Benefit Guaranty Corporation ("PBGC") has not instituted or threatened a proceeding to terminate any Plan pursuant to Subtitle 1 of Title IV of ERISA. No Plan has been the subject of a reportable event (as defined in ERISA Section 4043) as to which a notice would be required to be filed with the PBGC.

            (f) With respect to each Plan, no action, suit, grievance, claim, arbitration or other manner of litigation with respect to the assets of the Plan (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrator review procedures have not been exhausted) is pending, or to Seller's Knowledge, threatened or imminent against or with respect to the Plan or any Plan sponsor or fiduciary (as defined in ERISA Section 3(21)).

            (g) Except as otherwise provided in this Agreement, each Plan (including any Plan covering former employees of any Company) which is established and maintained by the Companies may be amended or terminated by the Companies or Buyer on or at any time after the Closing Date.

            (h) No payment under any Plan made within two years after the Closing Date shall constitute an "excess parachute payment" under Section 280G of the Code.

      4.18 Bank Accounts. Section 4.18 of the Disclosure Schedule sets forth the name of each bank, savings and loan or other financial institution in which any Company has any account or safe deposit box.

      4.19 Broker Liability. With respect to any broker, finder or similar consultant, retained by, or acting on behalf of ARCO, Seller or their Affiliates in connection with this Agreement or the transactions contemplated hereby, ARCO and Seller shall be solely responsible and liable for any brokerage, finder's or similar consultant's fee or other commission in respect of such broker, finder or similar consultant.

      4.20  Financial  Statements.   The  Audited  Financial  Statements  to  be
delivered in accordance with Section 2.3(a) shall have been prepared in accordance with GAAP consistently applied during the periods involved and in accordance with Regulation S-X under the Securities Exchange Act of 1934, as amended. The audited balance sheets of ACC at December 31, 1997, and 1996 (including the notes thereto), present fairly the financial position of ACC at such dates, and the consolidated statement of income, of equity investment and of cash flows (including the notes thereto) for each of the three years in the period ended December 31, 1997, fairly present the results of operations, equity investment and cash flows of ACC for each of such years. The unaudited balance sheets (if any) of ACC as of the last day of each calendar quarter ending subsequent to December 31, 1997, and prior to the Closing Date, and consolidated statements of income, of equity investment and of cash flows for the quarterly periods then ended (the "Unaudited Financial Statements") have been prepared in accordance with GAAP consistently applied during the periods involved and in accordance with Regulation S-X under the Securities Exchange Act of 1934, as amended. Each balance sheet (if any) included among the Unaudited Financial Statements (including the notes thereto) fairly presents the financial position of ACC as of the date thereof, and each consolidated statement of income, of equity investment and of cash flows included among the Unaudited Financial Statements (including the notes thereto) fairly presents the results of operations, equity investment and cash flows of ACC for each period presented. The Interim Date Balance Sheet and the Closing Date Balance Sheet will be derived from the combined, consolidated balance sheets of ACC. The Interim Date Balance Sheet (including the related notes) will fairly present the combined consolidated financial position of the Companies as of its date.

      4.21 Black Lung Disclosure. The present actuarial value (determined using the Black Lung Discount Rate) of the Companies' black lung liability as of the Interim Date does not exceed that which has been reserved for by the Companies on the Interim Date Balance Sheet.

      4.22 Conduct of Business. Except as set forth in Section 4.22 of the Disclosure Schedule, since the Interim Date, the Companies have conducted their respective businesses only in, and have not engaged in any transaction other than in, the ordinary and usual course of such businesses or as described in the Contribution Agreement, and there has not been any change by the Companies in accounting principles, practices or methods that is not required by GAAP. Except as provided for herein and other than in the ordinary course consistent with past practice, since the Interim Date there has not been (i) any increase in the compensation payable or which could become payable by the Companies to their respective officers or employees or (ii) any amendment of any of the Companies' Plans.

      4.23 Assets. Except as set forth in Section 4.23 of the Disclosure Schedule, prior to the Closing Date, ARCO and/or Seller will have transferred or caused to be transferred to the Companies all tangible and intangible assets of every description held by ARCO, Seller or any Affiliate of ARCO and/or Seller under intercompany agreements and arrangements with ARCO, Seller or any Affiliate of ARCO and/or Seller or otherwise and used exclusively by the Companies in the conduct of the Companies' respective businesses on and since the Interim Date.

      4.24 CERCLA. None of the Properties is listed on the National Priority List pursuant to CERCLA or on any similar list pursuant to any state Environmental Laws.

      4.25 Disclaimer of Certain Representations and Warranties. ARCH AND BUYER ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF ARCO, SELLER OR ANY AFFILIATE, EMPLOYEE OR AGENT OF ARCO OR SELLER HAS MADE ANY REPRESENTATION, PROMISE, COVENANT OR WARRANTY REGARDING ANY OF THE COMPANIES, THEIR PROPERTIES, ASSETS, BUSINESS, OPERATIONS, LIABILITIES OR OBLIGATIONS, OR OTHERWISE. ARCO AND SELLER HEREBY DISCLAIM ANY IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN.

      4.26 No Other Commitment to Sell LLC Interests. Neither ARCO nor Seller has sold or has committed to sell the LLC Interests to any other Person, except to the extent that ITOCHU may have the right to initiate certain procedures under the provisions contained in Articles 9 and 10 of the CFC Agreement with respect to the CFC Interests.

      4.27 Absence of Undisclosed Liabilities. To Seller's Knowledge, none of the Companies has any material liabilities, whether accrued, or contingent, other than (i) liabilities (or reserves therefor) set forth in the Preliminary Interim Date Balance Sheet, (ii) liabilities set forth in the Disclosure Schedule, and (iii) liabilities incurred since the date of the Preliminary Interim Date Balance Sheet in connection with this Agreement or in the ordinary course of business, consistent with past practices.

                                   ARTICLE 5
                REPRESENTATIONS AND WARRANTIES OF ARCH AND BUYER

      Arch and Buyer represent and warrant, jointly and severally, to ARCO and Seller, as of the Effective Date, as follows:

      5.1 Organization and Good Standing. Arch and Buyer are corporations duly incorporated, validly existing and in good standing under the laws of their states of incorporation.

      5.2 Authority. Arch and Buyer have full corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder. This Agreement constitutes a valid and binding obligation of each of Arch and Buyer, enforceable against Arch and Buyer in accordance with its terms, subject to applicable laws of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      5.3 No Violations. The execution and delivery of this Agreement by Arch and Buyer does not, and the consummation of the transactions contemplated hereby will not, (i) violate any of the provisions of the certificates of incorporation or bylaws of Arch or Buyer; (ii) result inthe breach of, or constitute a default under, any material agreement or other material instrument to which Arch or Buyer is a party or to which any of their respective properties or assets are bound; (iii) violate any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to Arch, Buyer or their respective properties or assets; or (iv) constitute an event that, with notice, lapse of time or both, would result in any such violation, breach or default.

      5.4 Approvals and Consents. Except with respect to the filings required under the HSR Act, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality, or any third party is required to be made or obtained by or with respect to Arch or Buyer in connection with the execution, delivery and performance of this Agreement by Arch or Buyer.

      5.5 Financial Capability. Arch and Buyer have the financial capability to perform all of their obligations under this Agreement, and Buyer has available all funds necessary to pay the Unadjusted Purchase Price, the Adjustment (if payable by Buyer) and any other amounts contemplated by this Agreement.

      5.6 Accredited Investor. Buyer is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act.

      5.7 Investment Intent. Buyer is acquiring the LLC Interests for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in any transaction that would be in violation of the securities laws of the United States or any state thereof. Arch and Buyer each acknowledge that the LLC Interests have not been registered or qualified under, and are sold in reliance upon an exemption from the registration requirements of, the Securities Act and any applicable state securities or "Blue Sky" laws, and may not be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless they are registered under the Securities Act and any applicable securities or "Blue Sky" laws of any state or an exemption from such registration is available.

      5.8 Arch's and Buyer's Inquiry. Arch and Buyer and their representatives have reviewed or received copies of, or had the opportunity to review, including in a data room maintained by Seller, such information from ARCO, Seller and each of the Companies as they have requested, and have had the opportunity to make such inquiry of representatives of ARCO, Seller and each of the Companies as they deem appropriate. Arch and Buyer acknowledge that there are no representations or warranties, expressed or implied, except as expressly set forth in this Agreement.

      5.9 Broker Liability. With respect to any broker, finder or similar consultant, retained by, or acting on behalf of Arch or Buyer, in connection with this Agreement or the Proposed Transactions, Arch or Buyer, as the case may be, shall be solely responsible and liable for any brokerage, finder's or similar consultant's fee or other commission in respect of such broker, finder or similar consultant.

      5.10 Qualification, Compliance with Acreage Limitations. Each of Arch and Buyer is qualified under all applicable Laws to hold the interests in Federal and state coal leases it will acquire at the Closing. Immediately after the consummation of the Proposed Transactions, neither Arch nor Buyer will itself, directly or indirectly, or in combination with any Person, own holdings of Federal or state coal leases in excess of any applicable limitations.

      5.11 No Independent Contact with ITOCHU. None of Arch, Buyer, any Affiliate of either or any officer, director, employee, agent or representative of any of the foregoing has, or prior to the Closing will have, communicated with or contacted ITOCHU in respect of the transactions contemplated by this Agreement, other than in the presence of one or more representatives of ARCO or as otherwise authorized by ARCO.

                                   ARTICLE 6
                    COVENANTS AND AGREEMENTS OF THE PARTIES

      6.1  Access to Information.

           (a) Arch and Buyer acknowledge that prior to the Effective Date, Seller has caused each of the Companies to give Buyer and its authorized representatives reasonable access to the employees, offices, properties and a data room containing certain books and records of the Companies and their predecessors, has permitted Buyer to make inspections of and tour the Companies' mines and has furnished Buyer with certain financial and operating data and other information with respect to the business, assets, properties, operations, liabilities and obligations of each of the Companies and their predecessors. Prior to the Closing Date, Buyer shall have reasonable access during normal business hours to the operations, facilities, employees and representatives of Seller, the Companies or ARCO as reasonably necessary to (i) verify the representations and warranties given by Seller and/or ARCO hereunder, or by ARCO and/or Delta under the Contribution Agreement, and (ii) begin planning for an orderly transition process with respect to transactions contemplated by this Agreement. Except as set forth in the preceding sentence or otherwise provided in this Agreement, from and after the Effective Date, neither Arch nor Buyer shall have the right to access the employees, offices, properties, books and records of any of the Companies, to inspect the Companies' mines or other properties or to inspect or have furnished financial or operating data or other information with respect to the business, assets, properties, operations, liabilities or obligations of Seller or any of the Companies.

           (b) Prior to the Closing, Buyer shall keep (and shall cause its directors, officers, employees, representatives, advisors and Affiliates to keep) all information relating to each of the Companies (including any such information received prior to the date hereof) confidential, and shall use such information only, on the terms and conditions as are set forth in the confidentiality agreements between Seller and Buyer, together with any supplements or amendments thereto reasonably requested by Seller from time to time. After the Closing, each party hereto agrees to keep the terms and conditions of this Agreement confidential, and to redact any provisions reasonably requested by any other party (including Sections 6.19 and Section 6.21) from copies of this Agreement filed with the Securities and Exchange Commission, except for such matters as may be required to be disclosed by law or applicable stock exchange requirements or that are generally available in the public domain other than as a result of a breach of this Agreement by such party.

           (c) After the Closing, Buyer shall, at its own expense or at the expense of the Companies, cause each Company to preserve and keep, or transport to a storage site of its own selection where it shall preserve and keep, the books and records of each of the Companies obtained by Buyer or retained by the Companies, including financial or business transaction records, books of original entry, tax records and supporting documents, for a period of seven years from the Closing Date or such longer period if required under applicable Laws. Within 60 days after the Closing, Seller shall provide Buyer with a list or inventory of the document types and inclusive dates of the records transmitted to Buyer or retained by the Companies. Buyer shall make or shall cause the Companies to make such acquired or retained records as are dated up to the Closing Date and included in the inventory provided by Seller, including the general ledger and mining reports, available to Seller as may be reasonably requested by Seller in connection with, among other things, any of Seller's financial reporting or Tax filing obligations, for a period of seven years from the Closing Date or such longer period if required under applicable Laws. For a period of 15 years after the Closing Date, Buyer shall notify Seller in writing, on an annual basis, of the document types and, if applicable, inclusive dates of any such retained records, that it or the Companies intend to destroy during the following one-year period. If Seller desires access to such records for a period of time longer than specified in Buyer's annual notice, Seller shall notify Buyer in writing, not more than 60 days following Seller's receipt of Buyer's annual notice, of its desire to retain such records, and Buyer shall deliver, or cause the Companies to deliver, such records to Seller. If Seller does not notify Buyer of its desire to retain records within such 60-day period, Buyer or the Companies may dispose of such records according to prudent records management practices in the ordinary course of business.

           (d) The parties hereby acknowledge that any in-house counsel of the Companies or Seller who are Employees and who participated in the preparation, negotiation or consummation of this Agreement or the transactions contemplated hereby were providing legal representation for the Seller and, notwithstanding any other provision of this Agreement, neither the Companies or Seller nor such counsel shall be required to disclose under any circumstance any information or documents covered by the attorney-client privilege or the work-product doctrine as such information or documents were developed in the course of such representation. All such information and documents shall remain the sole and exclusive property of Seller.

      6.2 Conduct of the Business Pending the Closing. From the Effective Date to the Closing Date, except in connection with the transactions contemplated by this Agreement and the Contribution Agreement, or as otherwise consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), Seller and/or ARCO shall use commercially reasonable efforts, and consistent with its obligations under the limited liability company agreements of each of the Companies and TBCC, to cause each Company and TBCC to (a) conduct its business in the ordinary course and consistent with past practices, except that (i) none of the properties or assets listed in the Disclosure Schedule valued at $250,000 or more may be transferred, disposed of encumbered or hypothecated, (ii) no individual capital expenditure by any Company or TBCC in excess of $1 million or capital expenditures aggregating (for all Companies and TBCC) in excess of $25 million shall be made or committed and (iii) no Company or TBCC shall enter into any coal supply agreement with a term in excess of one year or materially amend any coal supply agreement disclosed in the Disclosure Schedule having a term in excess of one year (but TBCC shall have the right, but not the obligation, to bid on the Thunder Cloud Federal Lease Tract on such terms and conditions, including the amount of any bonus bid, as it elects in its sole discretion), (b) keep in full force and effect its limited liability company existence, (c) comply in all material respects with all material contracts, agreements and commitments set forth in Section 4.10 of the Disclosure Schedule to which it is a party, (d) use commercially reasonable efforts to retain its employees and maintain its business relationships with customers and suppliers and (e) maintain all facilities, equipment and other tangible assets in accordance with past maintenance practices of such Company or TBCC.

      6.3 Notification. Between the Effective Date and the Closing Date, Seller and Buyer will each, promptly upon becoming aware thereof, notify the other in writing of any fact or condition that causes or constitutes a breach of any of the other party's representations and warranties made as of the Effective Date or of any default in the other party's performance of its covenants and agreements herein.

      6.4 Antitrust Notification. Seller and Buyer shall, as promptly as practicable, but in no event later than ten business days after the Effective
Date, file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") the notification and report form required for the Proposed Transactions pursuant to the HSR Act. Seller and Buyer shall furnish to each other such necessary information and reasonable assistance as may be requested in connection with the preparation of any filing required to be made under the HSR Act. Seller and Buyer shall use commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to obtain as promptly as practicable any clearance required under the HSR Act for the purchase and sale of the LLC Interests.

      6.5 Fees and Expenses. Except as otherwise specifically provided in this Agreement, Seller and Buyer shall bear their own fees and expenses incurred in connection with this Agreement (including fees and expenses of their respective investment bankers) and in connection with all obligations required to be performed by each of them under this Agreement.

      6.6 Publicity. Except as otherwise required by law or applicable stock exchange requirements, no party hereto shall issue any press release or public statement relating to or concerning this Agreement or the matters contained herein, without obtaining the prior approval of the other party hereto of the contents and the manner of presentation and publication thereof, which approval shall not be unreasonably withheld, conditioned or delayed.

      6.7 Post-Closing Assistance. From and after the Closing Date, upon the request of either Arch or Buyer, on the one hand, or ARCO or Seller, on the other, the parties hereto shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the transactions contemplated by this Agreement.

      6.8 Guarantees. ARCO and/or Seller have provided certain guarantees, indemnities and similar obligations with respect to the Companies, which guarantees, indemnities and obligations are set forth in Section 6.8 of the Disclosure Schedule. Arch and Buyer agree to cooperate with ARCO and Seller and use their best efforts to cause the release of each such guarantee, indemnity and obligation, including the substitution of Arch, Buyer and/or an Affiliate of Arch or Buyer as the guarantor, indemnitor or responsible party thereunder and the release of ARCO and Seller, on or as soon as practicable after the Closing. Without limiting the foregoing, Arch and Buyer hereby undertake, assume and agree to perform, pay and discharge all such guarantees, indemnities and obligations, and Arch and Buyer shall indemnify and hold harmless any member of Seller's Group, including any officers, directors or Affiliates of such member, with respect to all Losses arising out of or relating to any such guarantee, indemnity or obligation.

      6.9 Name Changes. No later than 30 days following the Closing Date, Buyer shall amend the certificate of incorporation of each Company to remove the word "ARCO" or any similarity or reference thereto. The new corporate name of the Companies adopted by Buyer shall not contain any word or words confusingly similar to "ARCO" or the "Atlantic Richfield Company." No later than six months following the Closing Date, Buyer shall remove the marks and names "ARCO," "ARCO COAL" and "ATLANTIC RICHFIELD" and the Spark Design and any other words, names or symbols proprietary to Seller, from all tangible and intangible properties, real and personal, acquired by Buyer hereunder.

      6.10 Surety Bonds. Buyer will use commercially reasonable efforts to submit surety bonds (collectively, "Substitute Surety Bonds" and individually, a "Substitute Surety Bond"), effective as of the Closing, in substitution for ARCO's or Seller's surety bonds listed in Section 4.13 of the Disclosure Schedule (collectively, "Surety Bonds" and individually, a "Surety Bond"). If all the Substitute Surety Bonds are not effective 90 days after the Closing Date, Buyer shall be required to pay ARCO or Seller, in consideration of ARCO or Seller keeping in effect those Surety Bonds for which a Substitute Surety Bond is not then effective (collectively, the "Post-Closing Surety Bonds" and individually, a "Post-Closing Surety Bond"), an amount equal to one-half of one percent of the face value of the Post-Closing Surety Bonds per month (or pro rata portion thereof) until such time as Substitute Surety Bonds are effective, it being agreed that the aggregate face value of the Post-Closing Surety Bonds shall be reduced dollar-for-dollar by the face value of Substitute Surety Bonds as such Substitute Surety Bonds become effective after the Closing Date without regard to whether any of the Post-Closing Surety Bonds are released. In the event Substitute Surety Bonds in substitution for all the Post-Closing Surety Bonds are not effective within 180 days after the Closing Date, in lieu of Buyer's payment obligation under the preceding sentence, Buyer shall obtain, for the benefit of ARCO and/or Seller, performance bonds or other assurances, from such surety providers and with such terms and conditions reasonably acceptable to ARCO and Seller (the "Performance Bonds") in an aggregate face value equal to the aggregate face value of the Post-Closing Surety Bonds on and after such 180th day, it being agreed that the aggregate face value of the Performance Bonds shall be reduced dollar-for-dollar by the face value of Substitute Surety Bonds as such Substitute Surety Bonds thereafter become effective without regard to whether any of the Post-Closing Surety Bonds secured by the Performance Bonds are released. Without limiting the foregoing, Arch and Buyer shall indemnify and hold harmless each member of Seller's Group with respect to all Losses arising under the Surety Bonds.

      6.11 Black Lung Liability. Arch and Buyer have reviewed any reserves and accruals of the Companies, including those which are with respect to potential liability under the Black Lung Benefits Act of 1972, as amended, the Black Lung Benefits Reform Act of 1977, as amended, and other applicable Federal and state black lung acts or laws designed to provide such benefits to employees. Buyer acknowledges that, except with respect to any breach of the representation and warranty made by Seller in Section 4.21 in respect of black lung liabilities, any Loss in respect of black lung shall not form the basis for any assertion of a breach of a representation or warranty contained in this Agreement.

      6.12 Litigation Support. From and after the Closing Date, Arch and Buyer shall indemnify and hold harmless each member of Seller's Group with respect to all Losses arising out of or relating to any matter set forth in Section 4.14 of the Disclosure Schedule. Without limiting the foregoing, if and for so long as ARCO or Seller is defending or contesting any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving any of the Companies, Arch and Buyer shall cooperate and shall cause the Companies to cooperate (on and after the Closing Date) with ARCO or Seller and its counsel and agents in such defense or contest, make available its and their personnel and provide such testimony and access to its and their books and records as shall be necessary in connection with such defense or contest, all at Buyer's cost.

      6.13  Insurance.  Buyer has reviewed the  insurance  policies set forth in
Section 4.11 of the Disclosure Schedule. Seller agrees that all such insurance policies shall remain in full force and effect until the Closing. All coverage and benefits under such insurance policies and any other insurance policies of Seller or its Affiliates (subject to the terms thereof) shall cease at the Closing. On and after the Closing Date, Buyer shall be solely responsible for obtaining and maintaining any and all insurance coverage and protection relating to the respective business, assets, properties, operations, liabilities and obligations of the Companies.

      6.14 Arch's and Buyer's Environmental Responsibilities. Arch and Buyer hereby acknowledge and agree that all Environmental Liabilities asserted against the Companies with respect or related to any property listed in Section 6.14 of the Disclosure Schedule (the "Properties") shall be retained by the Companies on and following the Closing Date, and that all Environmental Liabilities asserted against any member of Seller's Group with respect or related to the Properties shall be assumed by Arch and Buyer. From and after the Closing Date, Arch and Buyer shall perform, pay and discharge or cause the Companies to perform, pay and discharge all retained and assumed Environmental Liabilities, and shall indemnify and hold harmless each member of Seller's Group with respect to such Environmental Liabilities.

      6.15 ARCO's and Seller's Environmental Responsibilities. ARCO and Seller hereby acknowledge and agree that all Environmental Liabilities resulting from the ownership or operation of properties other than the Properties (the "Other Properties") by the Companies or any of their predecessors or Affiliates (unless caused by Buyer, Arch, the Companies or any of their respective Affiliates on or after the Closing Date) shall be assumed by ARCO and Seller. From and after the Closing Date, ARCO and Seller shall perform, pay and discharge any such Environmental Liabilities assumed pursuant to this Section 6.15, and shall indemnify and hold harmless each Buyer Indemnitee with respect to such Environmental Liabilities.

      6.16  Other Liabilities.

            (a) Except as otherwise expressly provided in this Agreement and without limiting ARCO's or Seller's liability for breaches of representations and warranties and defaults of covenants and agreements under this Agreement and the Contribution Agreement, in addition to the Environmental Liabilities, Arch and Buyer hereby acknowledge and agree that all Other Liabilities shall be retained by the Companies on and following the Closing Date. Except with respect to Other Liabilities retained by Seller or required to be indemnified by ARCO and/or Seller, in each case as expressly provided under this Agreement, and by ARCO and/or Delta, in each case as expressly provided under the Contribution Agreement, from and after the Closing Date, Buyer shall perform, pay or discharge or cause the Companies to perform, pay or discharge such Other Liabilities, and shall indemnify and hold harmless any member of Seller's Group and any officer, director, employee, agent or Affiliate of such member with respect to such Other Liabilities.

            (b)  "Other  Liabilities"  shall mean any and all  claims,  actions,
causes  of  action,  damages,  losses,  liabilities,   obligations,   penalties,
judgments, amounts paid in settlement, assessments, costs, disbursements or expenses (including attorneys' fees and costs, experts' fees and costs and consultants' fees and costs) of any kind or nature, whether existing on the Closing Date or arising thereafter (including those absolute, accrued, contingent, unknown or otherwise), that are asserted against a Company or any member of Seller's Group (including liability for property damages, business losses, personal injuries, penalties or fines and any losses of any character whatsoever arising from or relating to any surface slippage or subsidence at the West Elk Mine, except as provided in Section 6.21) arising out of, based on or relating to the business, assets, properties, operations, liabilities or obligations of any and all Companies, other than Environmental Liabilities.

      6.17 ITOCHU Buy/Sell Agreement. Seller and Buyer acknowledge that the execution and delivery of this Agreement may give ITOCHU the right to initiate, at its election, certain procedures under the provisions contained in Articles 9 and 10 of the CFC Agreement and agree to use commercially reasonable efforts to cause ITOCHU to waive any such rights relating to the Proposed Transactions prior to the Closing Date. Within five days after the Effective Date, Seller shall give ITOCHU a "notice of proposed Transfer" pursuant to Section 9.1.2 of the CFC Agreement.

      6.18 Commercially Reasonable Efforts. Each of Seller and Buyer will use commercially reasonable efforts to take all actions and do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Sections 10.1 and 10.2).

      6.19 [Confidential Treatment Requested; material omitted from pp. 28-30.]*

      6.20 Substitute Member in CFC Agreement. Buyer shall use its best efforts, in accordance with the terms of the CFC Agreement, to cause any references to Seller in the CFC Agreement to be amended to refer to Buyer, including references to Seller contained in Sections 5.2.5, 5.7, 5.10, 6.1, 9.1 and 10.5.3 of the CFC Agreement.

      6.21  West Elk Mine Surface Facilities.

            (a) The parties hereto acknowledge that movement of the surface of the earth (a "Surface Movement") at the West Elk Mine has in the past required, and may after the Effective Date require, certain remedial activities in order to permit the use, including the conveying and loading of coal (the "Intended Use"), of the surface facilities of the West Elk Mine. Prior to the Closing Date, Seller and ARCO shall take such periodic remedial activities as they reasonably determine are appropriate to permit the Intended Use of the surface facilities of the West Elk Mine. In addition, to the extent remedial activities are required as a result of a Surface Movement occurring prior to the Closing Date, if not previously remediated, Seller and/or ARCO shall, at their election, either (i) during the 15-day period following the Closing Date perform at Seller's and/or ARCO's cost and expense such actions as are reasonably required to permit the Intended Use of the surface facilities of the West Elk Mine, or
(ii) reimburse Buyer for the actual costs reasonably incurred by Buyer to perform, during the 15-day period following the Closing Date, actions reasonably required to permit the Intended Use of the surface facilities of the West Elk Mine. During such 15-day period, Buyer and Arch shall reasonably cooperate with ARCO and Seller in any activities conducted by either pursuant to this Section 6.21(a).

            (b) If any Surface Movement occurs prior to the Closing Date that precludes the Intended Use of the surface facilities of the West Elk Mine, and that is not capable of being substantially remedied within the 15-day period following the Closing Date or which is not substantially remedied by Seller or ARCO within such 15-day period pursuant to Section 6.21(a) (a "West Elk Surface Movement Event"), Seller and ARCO shall indemnify and hold harmless Buyer against any and all Losses caused by and resulting from such West Elk Surface Movement Event. ARCO and Seller shall have no obligation to indemnify any Buyer Indemnitee for any Losses arising from or relating to any Surface Movement that occurs at the West Elk Mine on or after the Closing Date.

      6.22 Disclosure Schedules. The parties hereto shall have ten (10) days after the Effective Date to revise the Disclosure Schedules delivered hereunder by written notice to the other party; provided, however, that no such revision shall materially alter the nature or effect of the specific item so modified, or alone or in the aggregate have a Material Adverse Effect. The revised Disclosure Schedules shall become the Disclosure Schedules to the Agreement as if initially attached hereto.

                                   ARTICLE 7
                        EMPLOYEES AND EMPLOYEE BENEFITS

      7.1  Retention of Employees and Continuation of Benefits.

           (a) Section 7.1(a) of the Disclosure Schedule sets forth a list of the Employees who will be retained in employment by the Buyer ("Transferees"), which list shall be updated and supplemented by ARCO and agreed to by Buyer on and as of the Closing Date. Buyer shall take such action as may be necessary to provide that as of the Closing Date, the Transferees shall remain employed by the Companies or shall be employed by Buyer and Transferees shall, except as otherwise provided, participate in Buyer's employee benefit plans offered to similarly situated employees.

           (b) Without limiting the foregoing, for purposes of this Article 7, Buyer shall ensure that on and following the Closing Date, the Transferees shall receive credit with respect to any benefit plan, arrangement or other right whether contemplated in Section 4.17 of the Disclosure Schedule or otherwise for any period of employment with ARCO or the Companies (including any applicable predecessors or Affiliates) prior to the Closing Date for eligibility and vesting purposes under each employee benefit plan, arrangement or other right; provided, however, that in no event shall any Transferees be given credit for any such purpose for any period of employment that was not counted for such purpose under any applicable plan, arrangement or Plan of ARCO or the Companies prior to the Closing Date.

      7.2 Retention of Retirement Plans for Companies. Section 7.2 of the Disclosure Schedule sets forth a list of any retirement plan established and maintained by the Companies (collectively, the "Retirement Plans"). Buyer shall take such action as may be necessary to cause any applicable Company to continue to administer and maintain its respective Retirement Plan until December 31, 1998. On and following the Closing Date, Buyer shall be responsible for retaining the sponsorship and all assets, accounts, liabilities and obligations of the Retirement Plans applicable to Transferees or former employees of the applicable Companies, and Buyer shall release, indemnify and hold harmless ARCO and any member of Seller's Group with respect to all Losses arising out of or relating to the Retirement Plans. Buyer agrees that if, after December 31, 1998, the defined benefit Retirement Plan is merged into the Buyer's Retirement Plan, the opening balance credits in the Buyer's Retirement Plan with respect to Transferees shall be no less than the assets of the merged Retirement Plan allocable to the Transferees, and Transferees shall be entitled to the transition credits, though not longer than December 31, 2012, based on their years of Retirement Plan benefit accrual service, as provided by the Buyer's Retirement Plan as of the date of such merger.

      7.3 ARCO's Pension Plan. As of the Closing Date, any Transferees who are participants in the Atlantic Richfield Retirement Plan II (the "ARCO Retirement Plan") shall no longer participate in such plan. Buyer shall take such action as may be necessary to provide that all such Transferees shall participate in Buyer's cash balance defined benefit retirement plan (the "Buyer's Retirement Plan"). Buyer understands and agrees that the accrued benefits of any Transferees under the ARCO Retirement Plan shall not increase following the Closing Date and that any surplus under such plan with respect to such Transferees shall be retained by ARCO. Buyer agrees to provide open balance credits in Buyer's Retirement Plan with respect to Transferees based on the Transferee's monthly accrued benefit under the ARCO Retirement Plan and the conversion factor under the Buyer's Retirement Plan, as in effect on the Closing Date. Such Transferee's open balance credits shall be reduced by the present value of the Transferee's accrued benefit under the ARCO Retirement Plan. Buyer also agrees to provide Transferee's with transition credits, though not longer than December 31, 2012, based on their years of ARCO Retirement Plan benefit accrual service, as provided under Buyer's Retirement Plan, as in effect on the Closing Date.

      7.4 Thrift Plan. As of the Closing Date, any Transferees who are participants in the Atlantic Richfield Capital Accumulation Plan II and the Atlantic Richfield Savings Plan II (collectively, the "ARCO Accumulation and Savings Plans") shall no longer participate in such plans. Buyer shall take such action as may be necessary to provide that all such Transferees shall participate in Buyer's defined contribution retirement plan(s) (collectively, the "Buyer's Savings Plan"). Buyer shall allow Transferees to make direct rollovers under Section 401(a)(31) of the Code or elective transfers under Treas. Reg. 1.411(d)-4, Q&A-3 of their account balances from the ARCO
Accumulation and Savings Plans to Buyer's Savings Plan. Buyer and Seller understand and acknowledge that Transferees who are participants in the ARCO Accumulation and Savings Plans may at their election choose to leave their contributions in either or both of the ARCO Accumulation and Savings Plans.

      7.5 Other Employee Benefits. Except as specifically set forth in Sections 7.2, 7.3 and 7.4, as of the Closing Date (i) Employees of ARCO or the Companies (and their respective beneficiaries and dependents) shall no longer participate in any employee benefit plan or arrangement maintained by ARCO and (ii) Buyer and the Companies shall assume or retain (as applicable) all liabilities relating to Transferees or former employees of the Companies (and their respective beneficiaries and dependents). Without limiting the provisions of Section 7.1, Buyer shall continue to provide until December 31, 1998 under plans comparable to plans applicable to Transferees prior to the Closing, the following benefits: (i) the group health coverage currently provided to the Transferees, former employees and their dependents, or any sub-group thereof (collectively, the "Participants"), or comparable group health coverage which shall (A) waive any pre-existing condition limitations on benefits for the Participants, (B) waive any eligibility waiting periods for the Participants, and (C) give effect, in determining or applying any deductible and maximum out-of-pocket limitations, to claims incurred, amounts paid by or on behalf of and amounts reimbursed to the Participants under ARCO's or a Company's group health plan during the calendar year in effect as of the Closing Date, and
(ii) benefits under the employee benefit plans described in Section 4.17 of the Disclosure Schedule. Without limiting the foregoing, Buyer agrees to provide coverage to the Transferees as required by the Consolidated Omnibus Budget Reconciliation Act of 1985.

      7.6 Flexible Spending Accounts. Seller and Buyer agree to cooperate with each other in all reasonable respects to effect an orderly transition for Employees from the flexible spending account plans in which such Employees currently participate to Buyer's comparable plans as appropriate and to the extent permitted by applicable law.

      7.7 Cooperation. Seller and Buyer agree to cooperate with each other in all reasonable respects with respect to administrative issues arising out of this Agreement that relate to the Plans of Seller, Buyer or their respective Affiliates.

      7.8 Black Lung Matters. After the Closing, and subject to Arch's and Buyer's right to indemnity for ARCO's and/or Seller's breach of its representation and warranty in Section 4.21 of this Agreement, Buyer shall pay or cause the Companies to pay all liabilities of Seller or the Companies under the Federal Mine Safety and Health Act of 1977, as amended, and applicable Federal and state laws for claims for disability or death due to "black lung" or pneumoconiosis, whenever created.

      7.9  Employee Termination by Buyer.

           (a) In the event the employment of any Transferee is terminated for any or no reason following the Closing Date, ARCO shall have no liability with respect to any severance or other post-employment benefits applicable to such termination, and Buyer shall indemnify and hold harmless ARCO and any member of Seller's Group for all losses, claims, damages, liabilities, costs and expenses (including any attorney fees) arising out of or relating to any termination of employment or any severance or other post-employment benefit with respect to the Transferees following the Closing Date. Without limiting the foregoing, Buyer agrees to defend and indemnify ARCO or any member of Seller's Group for any losses, claims, damages, liabilities, costs and expenses (including any attorney fees) arising out of or relating to any claim for severance benefits for whatever reason or basis, including a change of a Transferee's terms and conditions of employment with the Buyer such as a change in compensation or employee benefit plans.

           (b) Without limiting the generality of the foregoing, in the event the employment of any Transferee is terminated for any or no reason, other than for cause in accordance with Buyer's applicable disciplinary procedures, if any, within one year following the Closing Date, Buyer shall provide such Transferee severance benefits, including the payment of an allowance and the continuation of medical and dental coverage and the R-60, in accordance with the provisions of the Atlantic Richfield Special Termination Allowance Plan, as amended, the Atlantic Richfield Termination Allowance Plan Policy Provisions, the Canyon Fuel Company Special Termination Allowance Plan and the Canyon Fuel Company Special Termination Plan Policy Provisions, copies of which are attached hereto as Exhibit C, and any individual severance arrangement as set forth in Section 4.17 of the Disclosure Schedule, applicable to the Transferees prior to the Closing Date.

           (c) Notwithstanding anything else in this Agreement, Buyer shall not be required to provide severance benefits for any of the individuals set forth in Section 7.9(c) of the Disclosure Schedule.


                                    ARTICLE 8
                                      TAXES

      8.1  Certain Tax Matters.

           (a) Seller will prepare and file or cause to be prepared and filed all Tax Returns for each Company required to be filed prior to the Closing Date with the appropriate United States, state, local and foreign governmental entities for any taxable period of each Company that ends on or before the Closing Date (the "Pre-Closing Tax Period"). Seller will make all payments shown thereon as owing with respect to any such Tax Return. Seller will prepare and, if required to do so by applicable law, deliver to Buyer for signing and filing any state income Tax Returns of each Company with respect to any Pre-Closing Tax Period (including any short period) that have not been filed prior to the Closing Date. Buyer will make all payments shown thereon as owing with respect to any such Tax Return.

           (b) Except as otherwise provided in Section 8.1(a) or (c), Buyer will prepare and file or cause to be prepared and filed all Tax Returns for each Company that are required to be filed with the appropriate United States, state, local and foreign governmental entities for all periods as to which such Tax Returns are due after the Closing Date. Buyer will pay or cause to be paid all Taxes required to be paid with respect to such Tax Returns.

           (c) With respect to any taxable period that would otherwise include but not end on the Closing Date, to the extent permissible pursuant to applicable law, Seller will, and Buyer will cause each Company to, (i) take all steps as are or may be reasonably necessary, including the filing of elections or returns with applicable taxing authorities, to cause such period to end on the Closing Date; or (ii) if clause (i) is inapplicable, report the operations of each Company only for the portion of such period ending on or immediately before the Closing Date in a combined, consolidated or unitary Tax Return filed by Seller, notwithstanding that such taxable period does not end on the Closing Date. If clause (ii) applies to a taxable period of a Company, the portion of such taxable period included in such return filed by Seller will be treated as a Pre-Closing Tax Period described in Section 8.1(a) and Buyer will not be responsible for filing such return for such year pursuant to Section 8.1(b).

           (d) In order to assist Seller in the preparation of all Tax Returns that Seller is required to prepare pursuant to Section 8.1(a), Buyer will prepare or cause each Company to prepare and deliver within 60 days of receipt Seller's standard Federal and state tax return data gathering packages relating to the Companies. In addition to providing such packages, Buyer will promptly provide or cause to be provided to Seller such other information as Seller may reasonably request (including access to books, records and personnel) in order for the operations of the Companies to be properly reported in such Tax Returns, for the preparation for any Tax audit or for the prosecution or defense of any claim, suit or proceeding relating to Taxes.

           (e) To the extent refunds of Taxes are not recorded on the Closing Balance Sheet, Buyer will pay or cause to be paid to Seller all refunds or credits of Taxes (including any interest thereon) received by Buyer or CFC after the Closing Date and attributable to Taxes paid by Seller with respect to any Pre-Closing Tax Period. Such payment will be made to Seller within 30 days after receipt of any such refund from or allowance of such credit by the relevant taxing authority.

           (f) Seller will indemnify and hold Buyer harmless from and against any and all liability for any taxable period as a result of Treasury Regulation
Section 1.1502-6 (or any comparable provision of state or local law) for taxes of any corporation or other entity, other than the Companies, which is or has been affiliated with the Seller.

                                   ARTICLE 9
                                INDEMNIFICATION

      9.1 Arch's and Buyer's Indemnification. Subject to any applicable limitations set forth in this Article 9, Arch and Buyer, jointly and severally, shall indemnify and hold harmless each member of Seller's Group and their respective officers, directors, employees, agents and Affiliates, other than the Companies (collectively, the Seller Indemnitees"), from and against any and all Losses to which they or any of them may become subject, including as a result of claims by third parties, to the extent caused by:

           (a) any breach or default in performance by Arch or Buyer of any covenant, obligation or agreement of Arch or Buyer contained in this Agreement, including those obligations of Arch and Buyer set forth in Articles 3, 6, 7 and 8 hereof, specifically including any covenant, obligation or agreement of Arch or Buyer in respect of Environmental Liabilities related to the Properties as provided in Section 6.14, and in respect of Other Liabilities as provided in
Section 6.16(a); or

           (b) any breach of any representation or warranty made by Arch or Buyer in this Agreement or in any certificate, instrument or other document delivered by or on behalf of Arch or Buyer at the Closing;

and as otherwise expressly provided for in this Agreement, including in respect of Transfer Taxes as provided in Section 2.4.

      9.2 ARCO's and Seller's Indemnification. Subject to any applicable limitations set forth in this Article 9, ARCO and Seller, jointly and severally, shall indemnify and hold harmless Arch, Buyer and their respective officers, directors, employees, agents and Affiliates, including after the Closing, the Companies (other than CFC) and their officers, directors, employees, agents and Affiliates (collectively, the "Buyer Indemnitees"), from and against any and all Losses to which they or any of them may become subject, including as a result of claims by third parties, to the extent caused by:

           (a) any breach or default in performance by ARCO or Seller, as the case may be, of any covenant, obligation or agreement of ARCO or Seller contained in this Agreement including those obligations of ARCO and Seller set forth in Articles 3, 6, 7 and 8 hereof, specifically including any covenant, obligation or agreement of ARCO or Seller in respect of Environmental Liabilities related to the ownership or operation of the Other Properties, as provided in Section 6.15, and in respect of certain Tax liabilities under
Section 8.1(f); or

           (b) any breach of any representation or warranty made by ARCO or Seller in this Agreement or in any certificate, instrument or other document delivered by or on behalf of ARCO or Seller at the Closing;

and as otherwise expressly provided for in this Agreement.

      9.3  Monetary Limitation.

           (a) As used in this Agreement, "Losses" shall mean any losses, claims, damages, liabilities, out-of-pocket costs and expenses (including judgment costs of settlement and reasonable attorneys', consultants' and experts' fees). "Other Losses" shall mean any Losses as defined in the Contribution Agreement. "Combined Buyer's Losses" shall mean the aggregate of all Losses of Buyer Indemnitees and all Other Losses of Buyer Indemnitees that ARCO, Seller or Delta are obligated to indemnify against pursuant to this Agreement or pursuant to the Contribution Agreement, [Confidential Treatment Requested]*. Notwithstanding the foregoing, the dollar amount of any Losses shall be determined after taking into account the limitations set forth in
Section 9.6(d).

           (b) ARCO, Seller and Delta shall have no obligation to indemnify any Buyer Indemnitee pursuant to Section 9.2 (other than for any breach of the representations, warranties or covenants set forth in Sections 4.6, 4.12(b), 4.26, 6.15 and 6.21), unless and until the Combined Buyer's Losses incurred or sustained by all Buyer Indemnitees exceeds $25 million (provided that no individual Loss or Other Loss of less than $500,000 shall be counted against such $25 million), and then only for the excess over $25 million. In addition, the liability of ARCO, Seller and Delta to indemnify the Buyer Indemnitees for Combined Buyer's Losses (other than Losses arising under Sections 4.6, 4.26,
6.15  and  6.21  of this  Agreement  [Confidential  Treatment
Requested]* shall in no event exceed $500 million in the aggregate.

      9.4  Nature and Survival; Time Limits.

           (a) All representations and warranties set forth in Articles 4 and 5 shall survive the Closing and continue in effect until the first anniversary of the Closing Date, at which time any and all liability arising out of or relating to such representations and warranties shall terminate, provided that ARCO's and Seller's representations and warranties under Section 4.6 as to title to the LLC Interests to which Buyer's indemnification obligations apply shall survive the Closing for three years. Any claim against any party hereto for indemnification pursuant to this Agreement as a result of any breach of representation or warranty made by such party must be made promptly, and in all events within the period of time during which such representation or warranty survives the Closing pursuant to this Section 9.4(a), if any.

           (b)  Except  for the  representations  and  warranties  described  in
Section 9.4(a), all covenants, obligations and agreements of the parties set forth in this Agreement, including those obligations set forth in Articles 6, 7 and 8 hereof, shall survive indefinitely.

      9.5 Limitation on Remedies; Mitigation. The indemnification provided in this Agreement, subject to any applicable limitations thereto set forth in this Agreement, shall be the sole and exclusive remedy available to a party for any breach, default or violation of this Agreement by the other party. The Indemnified Party shall use all reasonable efforts to mitigate any Losses.

      9.6 General Provisions. In the case of any claim for indemnification brought pursuant to this Agreement:

           (a) The party entitled to indemnification (the "Indemnified Party") shall notify the party obligated to provide indemnification (the "Indemnifying Party") promptly upon (i) receipt of notice of the commencement of the claim by a third party for which indemnification is sought pursuant to this Agreement,
(ii) becoming aware of a claim for indemnification not involving a claim by a third party and (iii) the occurrence of any material event or change with respect to any ongoing claim, in writing and in reasonable detail, and within any applicable time limits specified in this Agreement.

           (b) In case any such claim is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, or in respect of any ongoing action, the Indemnifying Party will be entitled to participate therein and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof. Subsequent to such assumption of defense, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that the Indemnified Party shall thereafter have the right to participate in the defense of such claim and to be represented, solely at its expense, by advisory counsel selected by it. In all cases in which the Indemnifying Party assumes the defense of such claim, the Indemnifying Party shall control such defense, and any settlement of such claim shall require the consent of the Indemnified Party, which consent may not be unreasonably withheld, conditioned or delayed.
Notwithstanding anything to the contrary contained in this Section 9.6, the Indemnified Party shall have the right to employ separate counsel at its sole cost and expense if there shall be available one or more defenses or one or more counterclaims available to the Indemnified Party which conflicts with one or more defenses or one or more claims or counterclaims available to the Indemnifying Party. Whether or not the Indemnifying Party shall have assumed the defense of a claim for which the Indemnified Party is entitled to be indemnified, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

           (c) The Indemnified Party will, at the expense of the Indemnifying Party, cooperate and consult with the Indemnifying Party in the defense of any such action and shall furnish any documents and endeavor to make available any witnesses under its control.

           (d) Any indemnification payment shall be (i) limited to the Losses actually incurred (after giving effect to the Present Value Benefit, realized or realizable by the Indemnified Party in connection with or as a result of the incurrence of the Loss for which the indemnity payment is to be made) and shall not include punitive damages, indirect damages or consequential damages (including lost profits) incurred by the Indemnified Party, (ii) net of insurance proceeds received by the Indemnified Party (and the amount of indemnification payable under this Agreement shall not include the amount of any insurance proceeds actually recovered by the Indemnified Party with respect to a
Loss) and (iii) in the case of Buyer Indemnitees, net of any reserves of the Companies reflected on the Interim Date Balance Sheet applicable thereto. The foregoing limitations shall apply before application of the monetary limitations specified in Section 9.3(b). If the amount to be netted hereunder from any payment by the Indemnifying Party is determined after the Indemnifying Party has already paid any amount required to be paid pursuant to this Agreement, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Agreement had such determination been made at the time of such payment.

           (e) Notwithstanding anything to the contrary contained herein, any indemnification obligation of Seller or ARCO pursuant to this Agreement relating to a Loss realized by CFC shall be limited to reflect the then-existing ownership percentage of the membership interests in CFC owned by Buyer and/or its Affiliates (without giving effect to any increase in Buyer's and/or its Affiliates' ownership of membership interests in CFC subsequent to the Closing
Date).

      9.7 Tax Treatment. Any indemnity payment by Arch and/or Buyer under this Agreement shall be treated as an increase in the Purchase Price for tax purposes, and any indemnity payment by ARCO and/or Seller under this Agreement shall be treated as a decrease in the Purchase Price for tax purposes unless otherwise required by applicable Laws, in which case such payment shall be made in an amount sufficient to indemnify the party on a net after-tax basis taking into account any tax deduction allowed the indemnified party with respect to the indemnified event.

                                   ARTICLE 10
                             CONDITIONS TO CLOSING

      10.1 Conditions Precedent to Obligations of Arch and Buyer. The obligation of Arch and Buyer to purchase and pay for the LLC Interests is subject to the satisfaction (or waiver by Buyer), prior to or on the Closing Date, of each of the following conditions:

           (a) Any breach or breaches of the representations and warranties of ARCO or Seller contained in this Agreement or in the Contribution Agreement at and as of the Closing Date, after giving effect to such representations and warranties as though made on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be given effect as of such date), that alone or in the aggregate do not have a Material Adverse Effect.

           (b) ARCO and Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by ARCO or Seller prior to or at the Closing, including notifications under Section 6.3.

           (c) The waiting period under the HSR Act shall have expired or been terminated, and neither the Antitrust Division nor the FTC shall have indicated its objection to, or its intent to challenge as violative of any Federal laws, any of the transactions contemplated by the Agreement.

           (d) Buyer shall have received an opinion, dated the Closing Date, of counsel employed by ARCO, in form and substance reasonably acceptable to Arch and Buyer.

           (e) There shall not be in effect any injunction or order issued by any court or administrative agency of competent jurisdiction preventing in any material respect the consummation of the transactions contemplated by this Agreement on the Closing Date.

           (f) Buyer shall have received such resignations of the officers and directors of the Companies as shall have been requested by Buyer in writing not less than 30 days prior to the Closing Date, subject to the provisions of
Article 7.

           (g) Since the Effective Date, there have been no adverse events or occurrences, other than adverse events or occurrences as a result of general economic conditions or other conditions affecting the industry in which the Companies operate (including fluctuations in coal prices and legislative or regulatory conditions) that together with the total amount of the claims of Buyer Indemnitees for ARCO's or Seller's breaches of their representations or warranties contained in this Agreement or the Contribution Agreement as of the Closing Date, have a Material Adverse Effect.

           (h) The transactions contemplated in the Contribution Agreement shall be consummated concurrently with the Closing.

      If the Closing occurs, nothing in this Section 10.1 shall be construed to limit Buyer's indemnification rights or the amount of ARCO's or Seller's indemnification obligations, and it is expressly agreed that unless waived in writing by Arch and Buyer at or prior to the Closing, any remedy available to Arch or Buyer for ARCO's or Seller's breach of its representations and warranties or substantial failure to perform or comply with any obligation or covenant, including Arch's or Seller's indemnification obligations after the Closing in respect of such breaches and failures occurring on or prior to Closing, shall survive Closing and be unaffected thereby.

      10.2 Conditions Precedent to Obligations of ARCO and Seller. The obligation of ARCO and Seller to sell and deliver the LLC Interests to Arch and Buyer is subject to the satisfaction (or waiver by Seller), prior to or on the Closing Date, of each of the following conditions:

            (a) The representations and warranties of Arch and Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same effect as though made on and as of the Closing Date (except for representations and warranties made as of a specific date of which shall be true and correct in all material respects as of such date).

            (b) Arch and Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Arch or Buyer prior to or at the Closing.

            (c) The waiting period under the HSR Act shall have expired or been terminated, and neither the Antitrust Division nor the FTC shall have indicated its objection to, or its intent to challenge as violative of any Federal laws, any of the transactions contemplated by this Agreement.

            (d) Seller shall have received an opinion, dated the Closing Date, of counsel for Buyer, in form and substance reasonably acceptable to ARCO and Seller.

            (e) There shall not be in effect any injunction or order issued by any court or administrative agency of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement on the Closing Date.

            (f) The transactions contemplated in the Contribution Agreement shall be consummated concurrently with the Closing.

            (g) Any consents necessary to transfer operating permits for mines owned by any of the Companies shall have been obtained, unless Arch and Buyer shall have agreed to indemnify ARCO and Seller from any Losses arising out of the failure to obtain such consents.

      If the Closing occurs, nothing in this Section 10.2 shall be construed to limit ARCO's or Seller's indemnification rights or the amount of Arch's or Buyer's indemnification obligations, and it is expressly agreed that, unless waived by ARCO and Seller in writing at or prior to the Closing, any remedy available to ARCO or Seller for Arch's or Buyer's breach of their representations and warranties or substantial failure to perform or comply with any obligation or covenant, including Arch's and Buyer's indemnification obligations after the Closing in respect of such breaches and failures occurring on or prior to Closing, shall survive Closing and be unaffected thereby.

                                   ARTICLE 11
                            TERMINATION OF AGREEMENT

      11.1 Termination Before Closing. This Agreement may be terminated at any time before Closing:

            (a) by the mutual consent of ARCO, Seller, Arch and Buyer in writing;

            (b) by Buyer(i) if there have been breaches by ARCO or Seller of any representations or warranties of ARCO and/or Seller contained in this Agreement or in the Contribution Agreement that alone or in the aggregate have a Material Adverse Effect, and if the breaches have continued for a period of 30 days following Buyer's notification to Seller of such breaches, or (ii) if events have occurred which have made it impossible to satisfy the conditions precedent to the obligations of Arch and Buyer set forth in Section 10.1;

            (c) by Seller (i) if there have been material breaches by Arch or Buyer of any representations or warranties of Arch and/or Buyer contained in this Agreement or in the Contribution Agreement, and if the breaches have continued for a period of 30 days following Seller's notification to Buyer of such breaches, or (ii) if events have occurred which have made it impossible to satisfy the conditions precedent to the obligations of ARCO and Seller set forth in Section 10.2;

            (d) by Buyer if Closing has not occurred on or prior to 75 days after the Effective Date other than primarily as a result of Buyer's breach or default of this Agreement; or

            (e) by Seller if the Closing has not occurred on or prior to 75 days after the Effective Date other than primarily as a result of Seller's breach or default of this Agreement.

      11.2  Effect of Termination.  If this Agreement is terminated  pursuant to
Section 11.1, all further obligations of the parties under this Agreement will terminate and there shall be no liability on the part of any party to this Agreement, except for material willful breaches of and intentional misstatements in or pursuant to this Agreement prior to the time of such termination; provided, however, that the obligations in Sections 6.1(b), 6.5, 6.6, 11.2, 12.3 and 12.10 shall survive the termination of this Agreement.

                                   ARTICLE 12
                                 MISCELLANEOUS

      12.1 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedule, and, to the extent referenced herein, the Contribution Agreement set forth the entire agreement and understanding of the parties in respect of the transactions contemplated herein and supersedes any previous agreements and understandings between the parties with respect thereto.

      12.2 Construction. This Agreement is the result of arms-length negotiations between, and has been prepared and reviewed by, each party hereto and its respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto.

      12.3 Governing Law. The validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto shall be governed by the substantive laws of the State of Delaware without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction (except those that cannot be waived) that would call for the application of the substantive law of any jurisdiction other than the State of Delaware.

      12.4 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given or made upon: (i) delivery by hand, (ii) one business day after being sent by overnight courier,
(iii) four business days after being deposited in the United States mail, postage prepaid, or (iv) in the case of transmission by facsimile, when confirmation of receipt is obtained. Such communications shall be addressed and directed to the parties listed below as follows:

     If to Seller or ARCO:         Atlantic Richfield Company
                                   515 South  Flower  Street
                                   Los  Angeles,  CA 90071
                                   Facsimile: 213-486-0170 (Treasurer)
                                   Facsimile: 213-486-1544 (General Counsel)
                                   Attention: Treasurer
                                   Attention: General Counsel

     If to Buyer:                  Arch Western Acquisition Corporation
                                   c/o Arch Coal, Inc.
                                   CityPlace One, Suite 300
                                   St. Louis, Missouri 63141
                                   Facsimile: 314-994-2734
                                   Attention: Jeffry N. Quinn

     If to Arch:                   Arch Coal, Inc.
                                   CityPlace One, Suite 300
                                   St. Louis, Missouri 63141
                                   Facsimile: 314-994-2734
                                   Attention:  Jeffry N. Quinn

      12.5 Waiver. Waivers of or consents to departures from the provisions hereof may be given; provided, however, that the same shall be in writing and be signed by each of the parties hereto. No such waiver or consent shall be construed as a waiver of or consent to any other departure from any such provisions or any other provisions hereof.

      12.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made, in whole or in part, by any party (by operation of law or otherwise) without the prior written consent of the other party hereto, and any purported assignment without consent shall be void.

      12.7  Amendment.   This  Agreement  may   not  be  amended,   modified  or
supplemented unless the same shall be in writing and signed by each of the parties hereto.

      12.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

      12.9 No Third Party Beneficiaries. The terms, agreements and provisions of the parties set forth in this Agreement are not intended for, nor shall they be for the benefit of or enforceable by, any Person not a party hereto, including each of the Companies.

      12.10 Jurisdiction; Service of Process.

            (a) Each party to this Agreement hereby irrevocably submits itself to the non-exclusive jurisdiction of the Supreme Court for the State of New York, sitting in the Borough of Manhattan, or the United States District Court for the Southern District of New York, (i) for the purposes of any suit, action or other proceeding brought by any other party, or its respective successors or assigns arising out of this Agreement or transactions contemplated by this Agreement or the Contribution Agreement, (ii) to enforce a resolution, settlement, order or award made pursuant thereto, or any obligation for the payment of money contained herein. To the extent permitted by applicable Law, each party to the Agreement hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) it is not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum, (c) the venue of the suit, action or proceeding is improper, or (d) a resolution, settlement or order made pursuant thereto, or such an obligation for the payment of money, may not be enforced in or by such court. Nothing contained herein shall be deemed to waive the right of a party to seek removal of a matter from state court to Federal court if such removal is otherwise permissible.

            (b) Each party to this Agreement hereby consents to service of process on it at the office for service of process set forth below as its office for service of process and additionally irrevocably designates and appoints the person named in Exhibit D as its "Agent" and attorney-in-fact to receive service of process in any action, suit or proceeding with respect to any matter as to which it submits to jurisdiction as set forth above, it being agreed that service upon Agent shall constitute valid service upon the party or its successors or assigns. Each party agrees that (x) the sole responsibilities of the Agent shall be (i) to receive such process, (ii) to send a copy of any such process so received to such party, by registered airmail, return receipt requested, at the address for it set forth in Section 12.4, or at the last address filled in writing by it with the Agent, and (iii) to give prompt telecopied notice of receipt thereof to it at such address (y) the Agent shall have no responsibility for the receipt or nonreceipt by the respective party of such process, nor for any performance or nonperformance by the respective party or its respective successors or assigns, and (z) failure of the Agent to send a copy of any such process or otherwise to give notice thereof to the respective party shall not affect the validity of such service or any judgment in any action, suit or proceeding based thereon. If service of process cannot be effected in the foregoing manner, each party further irrevocably consents to the service of process in any action, suit or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, return receipt requested, to it at its address set forth in Section 12.4 hereof. The foregoing, however, shall not limit the right of the party to serve process in any other manner permitted by Law. Any judgment against a party in any suit for which such party has no further right of appeal shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of such party therein described; provided, however, that the plaintiff may at its option bring suit, or institute other judicial proceedings, against such party or any of its assets in the courts of any country or place where such party or such assets may be found. Each party further covenants and agrees that for 3 years following the Closing Date, it shall maintain a duly appointed agent for the service of summonses and other legal processes in New York.

            (c) For purposes of this Section 12.10, the Agent and offices for service of process for each of the parties shall be as set forth on Exhibit D or such other person or offices as shall be designated in writing by any party to the other parties.

      12.11 Disclaimer for Communications. Except as and to the extent set forth in this Agreement ARCO, Seller and their respective Affiliates make no representation, promise, covenant or warranty regarding any of the Companies, their assets, business, operations, liabilities or obligations, or otherwise, and disclaim all liability and responsibility for any representation, warranty, disclosure or statement made or communicated (orally or in writing) to Arch, Buyer or their respective Affiliates or to any officer, stockholder, director, employee, agent, consultant or representative of Arch, Buyer or their respective Affiliates, including any information provided by any investment banking firm or other agent of ARCO or Seller, or any opinion, statement or advice which may have been provided to Arch, Buyer or its respective Affiliates by any officer, stockholder, director, employee, agent, consultant or representative of ARCO, Seller or the Companies.

      IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

                                    ATLANTIC RICHFIELD COMPANY

                                    /s/ Terry G. Dallas
                                    ------------------------------------------
                                    By:  Terry G. Dallas
                                    Title: Senior Vice President and Treasurer


                                    ARCO UINTA COAL COMPANY

                                    /s/ Charles P. Cooley
                                    ------------------------------------------
                                    By:  Charles P. Cooley
                                    Title: Treasurer


                                    ARCH COAL, INC.

                                    /s/ David B. Peugh
                                    ------------------------------------------
                                    By: David B. Peugh
                                        --------------------------------------
                                    Title: Vice President
                                           -----------------------------------


                                    ARCH WESTERN ACQUISITION
                                    CORPORATION

                                    /s/ Jeffry N. Quinn
                                    ------------------------------------------
                                    By: Jeffry N. Quinn
                                        --------------------------------------
                                    Title: President
                                           -----------------------------------

                             DISCLOSURE SCHEDULES TO
                         THE PURCHASE AND SALE AGREEMENT


I.    DISCLOSURE SCHEDULE - Atlantic Richfield Company
            Schedule 4.3    No Violations
            Schedule 4.4    Approvals, Consents and Other Actions
            Schedule 4.8    Real Property
            Schedule 4.11   Insurance Policies
            Schedule 4.14   Litigation
            Schedule 4.17   Employee Benefit Plans
            Schedule 4.23   Assets
            Schedule 6.8    Guarantees
            Schedule 7.1    Retention of Employees and Continuation of Benefits
            Schedule 7.2    Retention of Retirement Plans for Companies
            Schedule 7.9(c) Employee Termination By Buyer

II.   DISCLOSURE SCHEDULE - AU SUB
            Schedule 4.3    No Violations
            Schedule 4.4    Approvals, Consents and Other Actions
            Schedule 4.7    Capitalization
            Schedule 4.9    Buildings, Structures and Tangible Personal Property
            Schedule 4.10   Material Contracts
            Schedule 4.12   Taxes
            Schedule 4.15   Compliance with Laws
            Schedule 4.16   Labor Matters
            Schedule 4.18   Bank Accounts
            Schedule 4.22   Conduct of Business

III.  DISCLOSURE SCHEDULE - Mountain Coal Company,  L.L.C.
            Schedule 4.3    No Violations
            Schedule 4.4    Approvals,  Consents and Other  Actions
            Schedule 4.7    Capitalization
            Schedule 4.8    Real Property
            Schedule 4.9    Buildings, Structures and Tangible Personal Property
            Schedule 4.10   Material Contracts
            Schedule 4.11   Insurance Policies
            Schedule 4.12   Taxes
            Schedule 4.13   Licenses, Permits, Authorizations
            Schedule 4.14   Litigation
            Schedule 4.15   Compliance with Laws
            Schedule 4.16   Labor Matters
            Schedule 4.17   Employee Benefit Plans
            Schedule 4.18   Bank  Accounts
            Schedule 4.22   Conduct of Business
            Schedule 4.23   Assets
            Schedule 6.8    Guarantees
            Schedule 6.14   Environmental Matters/Properties
            Schedule 7.1    Retention of Employees and Continuation of Benefits
            Schedule 7.2    Retention of Retirement Plans for Companies

IV.   DISCLOSURE SCHEDULE - Canyon Fuel Company, L.L.C.
            Schedule 4.3    No Violations
            Schedule 4.4    Approvals, Consents and Other Actions
            Schedule 4.7    Capitalization
            Schedule 4.8    Real Property
            Schedule 4.9    Buildings, Structures and Tangible Personal Property
            Schedule 4.10   Material Contracts
            Schedule 4.11   Insurance Policies
            Schedule 4.12   Taxes
            Schedule 4.13   Licenses, Permits, Authorizations
            Schedule 4.14   Litigation
            Schedule 4.15   Compliance with Laws
            Schedule 4.16   Labor Matters
            Schedule 4.17   Employee Benefit Plans
            Schedule 4.18   Bank  Accounts
            Schedule 4.22   Conduct of Business
            Schedule 4.23   Assets
            Schedule 6.8    Guarantees
            Schedule 6.14   Environmental Matters/Properties
            Schedule 7.1    Retention of Employees and Continuation of Benefits
            Schedule 7.2    Retention of Retirement Plans for Companies

V.    DISCLOSURE SCHEDULE - Thunder Basin Coal Company, L.L.C.
            Schedule 4.3    No Violations
            Schedule 4.4    Approvals, Consents and Other Actions
            Schedule 4.7    Capitalization
            Schedule 4.8    Real Property
            Schedule 4.9    Buildings, Structures and Tangible Personal Property
            Schedule 4.10   Material Contracts
            Schedule 4.11   Insurance Policies
            Schedule 4.12   Taxes
            Schedule 4.13   Licenses, Permits, Authorizations
            Schedule 4.14   Litigation
            Schedule 4.15   Compliance with Laws
            Schedule 4.16   Labor Matters
            Schedule 4.17   Employee Benefit Plans
            Schedule 4.18   Bank  Accounts
            Schedule 4.22   Conduct of Business
            Schedule 4.23   Assets
            Schedule 7.8    Guarantees
            Schedule 7.14   Environmental Matters/Properties
            Schedule 8.1    Retention of Employees and Continuation of Benefits
            Schedule 8.2    Retention of Retirement Plans for Companies

VI.   DISCLOSURE SCHEDULE - State Leases LLC
            Schedule 4.4    Approvals, Consents and Other Actions
            Schedule 4.8    Real  Property

VII.  DISCLOSURE SCHEDULE - Acquisition Corp.
            Schedule 5.3    No Violations
            Schedule 5.4    Approvals, Consents and Other Actions
            Schedule 5.8    Title to Membership Interests
            Schedule 5.9    Capitalization
            Schedule 5.10   Real Property

            Schedule 5.11   Buildings, Structures and Tangible Personal Property
            Schedule 5.12   Material Contracts
            Schedule 5.13   Insurance Policies
            Schedule 5.14   Taxes
            Schedule 5.15   Licenses, Permits, Authorizations
            Schedule 5.16   Litigation
            Schedule 5.17   Compliance with Laws
            Schedule 5.18   Labor Matters
            Schedule 5.19   Employee Benefit Plans
            Schedule 5.20   Bank Accounts
            Schedule 5.22   Absence of Undisclosed Liabilities
            Schedule 5.23   Assets